EXHIBIT 10.9

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Loan Agreement") is made and entered into on this the 3rd  day of February, 2021, by and among STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation with an address of 13590 SW 134 Avenue, Suite 214, Miami, Florida 33186, party of the first part, hereinafter called the "Borrower," FIRST HORIZON BANK, a Tennessee banking corporation, with a place of business at 1000 S. Pine Island Road, Suite 430, Plantation, Florida 33324 and its principal place of business at 165 Madison Avenue, Memphis, Tennessee 38103, party of the second part, hereinafter called the "Bank," and STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation (the “Entity Guarantor”), William Koppelmann, an individual, and Mark Kutner, an individual (each an “Individual Guarantor” and collectively, the “Individual Guarantors”), parties of the third part (the Entity Guarantor and the Individual Guarantors are collectively, the "Guarantors").

Recitals of Fact

Borrower has requested that the Bank commit to make loans and advances and extensions of credit to if on a revolving credit basis in an amount not to exceed at any one time outstanding the principal sum of Thirty-Five Million Dollars ($35,000,000.00) (the "Committed Amount").  The Bank has agreed to make such loans and advances and extensions of credit on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

Agreements

ARTICLE ONE:

DEFINITIONS AND ACCOUNTING TERMS

For the purposes of this Loan Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of such terms) unless the context otherwise requires:

1.1

"Acceptable Receivables" shall mean the outstanding balance of

(a)

Customer Receivables net of unearned interest, unearned finances charges, unearned services charges, and other charges owed to Borrower by Policyholders pursuant to Premium Finance Agreements:

(i)

in which Bank holds a valid, perfected first priority security interest directly or as assigned by the Borrower;

(ii)

 in which no other party has a security interest;

(iii)

with respect to which no setoffs, counterclaims or defenses are claimed by a Policyholder;

(iv)

which constitute the binding obligation of the Policyholder;

(v)

which Policyholder is financially able to pay his debts and obligations as they become due and is paying its debts and obligations as they become due;

(vi)

which do not remain contractually past due more than thirty (30) days;

(vii)

which has not been cancelled by the Borrower;

(viii)

with respect to which the Policyholder is not a Related Person or any officer, director, agent or employee of a Related Person;

(ix)

which do not arise or do not appear to arise from a fraudulent transaction;

(x)

which comply in all respects with applicable Consumer Finance Laws;

(xi)

with respect to which the Policyholder is not a Governmental Entity;

(xii)

with respect to which the Policyholder is not involved in a Bankruptcy Proceeding;

(xiii)

with respect to which Policyholder resides in the United States;

(xiv)

with respect to which no extension of the maturity set out in the Premium Finance Agreement has been granted;

(xv)

with respect to which, the original of the Premium Finance Agreement of any other writing which evidences the Policyholder’s obligation to pay is located at Borrower’s principal place of business at the address set out in the initial paragraph of this Agreement;

(xvi)

with respect to which the Insurer which issued the policy of insurance has signed a notification of assignment of interest in unearned premiums, as described in Section 6.28 hereof;

(xvii)

with respect to which both the Customer Receivable and the Policyholder on such Customer Receivable conform to Company Credit Guidelines;

(xviii)

which, with respect to constituting Electronic Contracts, if required by Bank, complies with the Electronic Contract provisions of this Agreement;

(xix)

which are signed and funded (i.e. executed but unfunded Premium Finance Agreements are ineligible);

(xx)

which pertains to an insurance policy issued by an insurance company having a current A.M. Best rating of B or better according to A.M. Best or are backed by statutory state insurance coverage; and

(xxi)

which the Bank has not determined, in its sole discretion to be in eligible as Acceptable Receivables.

plus

(b)

Carrier Receivables owed by an insurance company to a Policyholder residing in an Eligible State (and assigned by the Policyholder to Borrower pursuant to such Policyholder’s Premium Finance Agreement with Borrower) with respect to policies that have been cancelled by the Borrower pursuant to a Premium Finance Agreement and which

(i)

do not remain unpaid by the insurer more than ninety (90) days from the cancellation of the insurance policy;

(ii)

with respect to Carrier Receivables for commercial automobile insurance, such Carrier Receivables do not remain unpaid by the insurer more than one hundred twenty (120) days from the cancellation of the insurance policy;

(iii)

the insurance companies issuing such policies have a current A.M. Best rating of B or better according to A.M. Best or are backed by statutory state insurance coverage; and

(iv)

which the Bank has not determined, in its sole discretion, to be ineligible as Acceptable Receivables.

Note that the definition of Acceptable Receivables under (A) and (B) above is further qualified as follows: (1) unearned interest, documentary fees, unearned service charges, and unearned finance charges owed by a Policyholder pursuant to or in connection with a Premium Finance Agreement shall not be Acceptable Receivables, (2) unearned premiums payable to a Policyholder from or by an Insurance Guaranty Fund and assigned to Borrower shall not be Acceptable Receivables, (3) if the total Customer Receivables owed by any unincorporated Policyholder shall exceed seven and 50/100 percent (7.5%) of the aggregate amount of all of the Borrower's Customer Receivables, such excess amount shall not be deemed to constitute Acceptable Receivables, (4) if the total Customer Receivables owed by any Policyholder shall exceed three percent (3%) of the aggregate amount of all of the Borrower's Customer Receivables, such excess amount shall not be deemed to constitute Acceptable Receivables, (5) if the ineligible amount determined under clause (b)(i) or (b)(ii) above of this definition of Acceptable Receivables exceeds twenty-five percent (25%) of the total Carrier Receivables owed by such insurer, the Carrier Receivables owed by such insurer shall not constitute Acceptable Receivables, and (6) Loan advances based on availability under subsection (B) above shall not exceed $3,500,000.00 at any time.

1.2

"Advance Rate" shall mean eighty-five percent (85%); provided, however, the Advance Rate shall be subject to adjustment as of the first (1st) day of each month based on:

(a)

The then existing Collateral Adjustment Ratio, with the Advance Rate to be reduced by one percent (1%) for each whole percentage or fraction thereof that the Collateral Adjustment Ratio exceeds twelve percent (12%).  In the event that the Advance Rate is reduced based on the Collateral Adjustment Ratio in effect on the first (1st) day of any month and the

Collateral Adjustment Ratio decreases in any future month, the Advance Rate shall be increased as applicable. An example of the Advance Rate based on the Collateral Adjustment Ratio is as follows:

Collateral Adjustment Ratio	Advance Rate
Less than or equal to 12%	85%
Greater than 12% but less than or equal to 13%	84%
Greater than 13% but less than or equal to 14%	83%
Greater than 14% but less than or equal to 15%	82%
Greater than 15% but less than or equal to 16%	81%
Greater than 16% but less than or equal to 17%	80%

and

(b)

The then existing Dilution Reserve, with the Advance Rate to be reduced by one percent (1%) for each whole percentage or fraction thereof that the Dilution Reserve exceeds five percent (5%). In the event that the Advance Rate is reduced based on the Collateral Adjustment Ratio as set forth in 1.2(a) above, the Advance Rate shall be further reduced based on the Dilution Reserve to the extent the Dilution Reserve exceeds five percent (5%). In the event that the Advance Rate is reduced based on the Dilution Reserve in effect on the first (1st) day of any month and the Dilution Reserve decreases in any future month, the Advance Rate shall be increased as applicable. An example of the Advance Rate based on the Dilution Reserve is as follows (assuming no reduction under 1.2(a) above):

Dilution Reserve	Advance Rate
Less than or equal to 5%	85%
Greater than 6% but less than or equal to 7%	84%
Greater than 7% but less than or equal to 8%	83%
Greater than 8% but less than or equal to 9%	82%
Greater than 9% but less than or equal to 10%	81%
Greater than 10% but less than or equal to 11%	80%

1.3

"Authoritative Copy " shall mean, with respect to Electronic Contracts, an electronic or tangible copy of such Electronic Contract that is unique, identifiable and except as otherwise provided in Section 47-9-105(b)(4), (5), and (6) of the Code, is unalterable, and is marked “original” or has no mark or watermark that would indicate that it is a “copy” or “duplicate” or not an original or “authoritative” copy.

1.4

"Authorization" shall mean that certain Authorization Re: Verbal and Electronic Banking Instructions, executed by the Borrower, dated of even date, as same may be amended from time to time.

1.5

"Authorized Agent" shall be those persons designated as Authorized Agents under the Authorization.

1.6

"Availability Reserves" shall mean, as of any date of determination, such amounts as Bank may from time to time establish and revise in its sole discretion reducing the amount of Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein:  (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its sole discretion, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of the Borrower or any Guarantor, or (iii) the security interests and other rights of the Bank in the Collateral (including the enforceability, perfection and priority thereof); (b) to reflect Bank's belief, in its sole discretion, that any collateral report or financial information furnished by or on behalf of the Borrower or any Guarantor to the Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in its sole discretion constitutes an Event of Default or which may, with notice or passage of time or both, constitute an Event of Default.

1.7

"Bank Product Amount" means the Bank's determination, in its reasonable discretion, as to the maximum dollar amount of the obligations arising under such Bank Product that may be included in a reserve under the Borrowing Base.

1.8

"Bank Product Obligations" means all indebtedness, liabilities, obligations, covenants and duties of the Borrower to the Bank, of every kind, nature and description arising under or in respect of any Bank Product (including arising under or in respect of any guaranty thereof), whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated.

1.9

"Bank Product Reserve" means at any time, an amount equal to the sum of all Bank Product Amounts associated with all of the then outstanding Bank Products.  With respect to any particular Bank Product, the Bank Product Reserve shall equal the Bank Product Amount for such Bank Product or a lesser amount as may equal the actual obligation of the Borrower as determined by the Bank with respect to such Bank Product.

1.10

"Bank Products" means any of the following that the Bank provides to, or enters into with, the Borrower: (a) any deposit, lockbox, Cash Management Services, or other cash management arrangement; (b) any Interest Rate Management Agreement; (c) any credit cards, purchase cards, and/or debit cards; and (d) any other product, service or agreement pursuant to which the Borrower may be indebted to the Bank.

1.11

"Bankruptcy Proceeding" shall mean an assignment by a Policyholder for the benefit of his creditors, the filing of a petition in bankruptcy by or against a Policyholder, the filing by or against a Policyholder to any tribunal for the appointment of a custodian, receiver or trustee for it, him or her, or a substantial part of its, his or her assets, or the commencement by or against an Policyholder of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (state or federal) whether now or hereafter in effect; or such Policyholder shall generally not be paying its, his or her debts and obligations as such debts and obligations become due.

1.12

"Base Rate" means the base commercial rate of interest established from time to time by the Bank.

1.13

"Borrowing Base" is the limitation on the aggregate Loan indebtedness and extensions of credit which may be outstanding at any time during the term of this Agreement. The Borrowing Base is the sum of those items listed and described in Exhibit "A" hereto attached.

1.14

"Business Day" means a banking business day of the Bank.

1.15

"Capital Expenditure" means any expenditure for the acquisition of any asset, tangible or intangible, which under GAAP is deemed a capital asset, including, without limitation, real estate, buildings, fixtures, machinery, equipment, and furniture, and including the acquisition by a lease which under GAAP must be treated as a capital asset.

1.16

“Carrier Receivables” means the amount of any unearned premium at any time owed by an insurer [or by an Insurance Guaranty Fund] to a Policyholder (and assigned by the Policyholder to Borrower pursuant to such Policyholder’s Premium Finance Agreement with Borrower) or owed to Borrower.

1.17

"Cash Management Services" means any services provided from time to time by First Horizon Bank to the Borrower in connection with the operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

1.18

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Entity, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Entity; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

1.19

"Closing Date" means the date set out in the first paragraph of this Loan Agreement.

1.20

"Code" shall mean the Florida Uniform Commercial Code, as amended and supplemented from time to time.

1.21

"Collateral" shall mean any and all property real or personal, tangible or intangible, now or at any time hereafter pledged as security for the payment of the Loan.

1.22

"Collateral Adjustment Ratio" equals the sum of the following (a) the percentage of Customer Receivables that are greater than thirty (30) days contractually past due, (b) percentage of Carrier Receivables to Gross Receivables, and (c) the percentage of charged-off Receivables over the prior twelve (12) month period divided by the amount of average Gross Receivables over the prior twelve (12) month period.

1.23

 "Company Credit Guidelines" means those Borrower's guidelines (which have previously been reviewed and approved by the Bank, and with Bank's approval required for any material changes) which state in detail the credit criteria used by the Borrower in determining the creditworthiness of Policyholders.

1.24

"Consumer Finance Laws" means all applicable laws and regulations, federal, state and local, relating to financing of insurance premiums, the extension of consumer credit, and the creation of a security interest in personal property or a mortgage in real property in connection therewith, as the case may be, and laws with respect to protection of consumers' interests in connection with such transactions, including, without limitation, any usury laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, RESPA, the Magnuson-Moss Warranty Act, the Federal Trade Commission's Rules and Regulations, and Regulations B and Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time.

1.25

"Custodian" shall mean, (i) with respect to original Premium Finance Agreements printed in a tangible medium and other tangible collateral, William Koppelmann or such other person or institution as may be acceptable to the Bank from time to time and (ii) with respect to Electronic Contracts, an electronic vault provider approved by Bank or such other person or institution as may be acceptable to the Bank from time to time.

1.26

"Custodian Agreement" means that certain Custodian Agreement of even date  among the Custodian for the tangible collateral, Bank and Borrower, as the same may be modified, amended, renewed, extended or restated from time to time; and if the Custodian for the tangible collateral should be replaced, such term shall mean the similar agreement with such successor Custodian.

1.27

“Customer Receivables” means all accounts and accounts receivable of Borrower owed by Policyholders, all amounts owed to the Borrower under any Premium Finance Agreement, any other agreement or any instrument evidencing indebtedness of any Policyholder to Borrower.

1.28

"Default" shall mean the occurrence of any event, circumstance, or condition which constitutes, or would, with the giving of notice, lapse of time, or both, constitute an Event of Default.

1.29

“Dilution Reserve” equals the sum of the following: (a) the aggregate amount of reductions in Receivables other than as a result of payments in cash divided by (b) the aggregate amount of total Receivables.

1.30

"EBITDA" shall mean earnings before interest, taxes, depreciation, and amortization.  EBITDA will be determined from financial statements prepared in accordance with GAAP.  Extraordinary items of expense or income, and losses or gains from the sale of capital assets, will not be included in the calculation of EBITDA.

1.31

“Electronic Contracts” means Premium Finance Agreements evidenced by a record or records consisting of information stored in an electronic medium.

1.32

“Electronic Collateral Control Agreement” means a deposit vault control agreement by and among the Custodian with respect to Electronic Contracts, Borrower, and Bank, as the same may be amended, modified, renewed, or extended from time to time, pursuant to which such Custodian agrees to act as custodian for Bank with respect to any Collateral created, acquired or converted into electronic form, including but not limited to, Electronic Contracts, and hold and control in electronic form, the single Authoritative Copy of such Collateral.

1.33

"Event of Default" has the meaning assigned to that phrase in Article Eight.

1.34

“Fixed Charge Coverage Ratio” means with reference to any period, (A) (i) the Borrower’s and the Entity Guarantor’s EBITDA for the period, minus (ii) unfinanced Capital Expenditures made by the Borrower and the Entity Guarantor during such period, minus (iii) taxes paid in cash, divided by (B) (i) the Borrower’s and the Entity Guarantor’s Total Interest Expense for such period, plus (ii) Borrower’s and Entity Guarantor’s principal repayments of non-revolving Funded Debt (excluding repayment of Subordinated Debt) for such period, plus (iii) dividends or other distributions, direct or indirect, on account of any stock of the Borrower or Entity Guarantor now or hereafter outstanding for such period, plus (iv) principal payments made by Borrower or Entity Guarantor on the Subordinated Debt, minus (v) the proceeds of any new Subordinated Debt incurred by Borrower or Entity Guarantor during the same period, all determined in accordance with GAAP.

1.35

"Funded Debt" means, with respect to any Person, without duplication, all indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower and Entity Guarantor, the Loan, any term debt, capitalized lease obligations, and, without duplication, guaranteed indebtedness consisting of guaranties of Funded Debt of other Persons.

1.36

"GAAP" shall mean generally accepted accounting principles applied on a consistent basis, maintained through the period involved.

1.37

"Governmental Entity" means the United States of America, any State, and/or any political subdivision, department, agency or instrumentality of any of the foregoing.

1.38

"Gross Receivables" means the total outstanding balance (including any unearned interest, discounts, and charges owed with respect to such Premium Finance Agreements) on any of the Receivables.

1.39

"Guaranties" shall mean any and all guaranty agreements executed by the Guarantors, now or at any time hereafter, including the guaranty agreement(s), of even date herewith, executed by the Guarantors.

1.40

"Guarantors" shall mean Standard Premium Finance Holdings, Inc., a Florida corporation, William Koppelmann, an individual resident of the State of Florida, and Dr. Mark Kutner, an individual resident of the State of Florida, and any other Person who may hereafter execute a guaranty agreement guaranteeing the debt of the Borrower to the Bank.

1.41

"Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes and materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), and any other similar substances or materials which are included under or regulated by any local, state or federal law, rules or regulations pertaining to environmental regulation, contamination or clean-up, including, without limitation, "CERCLA," "RCRA" or state lien or superlien or environmental clean-up statutes (all such laws, rules and regulations being referred to collectively as "Environmental Laws").

1.42

“Insurance Guaranty Fund” means the fund established under the statutes or laws of any state to provide for the payment of claims against insolvent insurance companies.

1.43

"Intellectual Property" means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

1.44

"Interest Rate Management Agreements" shall mean any interest rate management contracts with the Bank on behalf of the Borrower, now existing or hereafter entered into, which shall include, but are not limited to, interest rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options or any other similar transaction (including any option with respect to any of these transactions), as any of the foregoing may be amended or modified.

1.45

"Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and including, but not limited to, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.  For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, lease, financing lease or other arrangement pursuant to which title to the Property has been retained by or is vested in some other Person.

1.46

"Loan" means the aggregate of (i) unpaid advances from time to time outstanding pursuant to the provisions of this Loan Agreement, and (ii) the amount of any outstanding letters of credit issued by Bank for the account of the Borrower.  Unless the context shall otherwise require, the terms "extensions of credit" and "indebtedness," when used in connection with this Loan, shall also include any outstanding letters of credit issued by Bank for the account of the Borrower, and drafts accepted pursuant thereto, as well as loan advances disbursed to the Borrower.

1.47

"Loan Agreement" means this Loan Agreement among the Borrower, the Bank, and the Guarantors.

1.48

"Loan Documents" means this Agreement, the Custodian Agreement, the Note, the Security Documents, the Guaranties, the Subordination Agreements, and the Authorization, as same may be amended, restated, or modified, and any other documents executed in connection with the closing of the Loan.

1.49

"Local Authorities" means, individually and collectively, the state and local governmental authorities which govern the business and operations owned or conducted by the Borrower.

1.50

"Maximum Rate" means the maximum effective variable contract rate of interest which the Bank may lawfully charge under applicable statutes and laws from time to time in effect.

1.51

"Net Receivables" means Gross Receivables less unearned interest, discounts, and charges.

1.52

"Note" means the Revolving Credit Note of the Borrower in the principal amount of Thirty-Five Million Dollars ($35,000,000.00), which evidences the Loan, as such note may be modified, amended, renewed, restated or extended from time to time; and any other note or notes executed at any time to evidence the Loan in whole or in part.

1.53

"Obligations" shall mean any and all Loans, Bank Product Obligations, letters of credit and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, the Note, or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to the Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Bank.

1.54

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

1.55

"PATRIOT Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

1.56

"Permitted Encumbrances" shall mean and include:

(a)

liens for taxes, assessments or similar governmental charges not in default or being contested in good faith by appropriate proceedings;

(b)

workers', vendors', mechanics' and materialmen's liens and other liens imposed by law incurred in the ordinary course of business, and easements and encumbrances which are not substantial in character or amount and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby;

(c)

liens in respect of pledges or deposits under social security laws, workmen's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations;

(d)

any liens and security interests specifically listed and described in Exhibit "B" hereto attached; and

(e)

such other liens and encumbrances to which Bank shall consent in writing.

1.57

"Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof joint stock company, or non-incorporated organization, or any other entity of any kind whatsoever.

1.58

“Policyholder” means an owner of a policy of insurance, the premiums and/or payment of which are financed by Borrower under a Premium Finance Agreement.

1.59

“Premium Finance Agreement” means an agreement, however evidenced, by which a Policyholder agrees to repay to Borrower the premium cost on an insurance policy funded by the Borrower, which repayment is made to Borrower at a future date in one or more installments, together with a finance charge.

1.60

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

1.61

“Receivables” shall mean all Customer Receivables and all Carrier Receivables.

1.62

"Related Person" shall mean any Person (a) which now or hereafter directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, or (b) which now or hereafter beneficially owns or holds five percent (5%) or more of the capital stock or membership interest of the Borrower, or (c) five percent (5%) or more of the capital stock of membership interest of which is beneficially owned or held by the Borrower.  For the purposes hereof, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

1.63

"Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

1.64

"Sanctioned Person" means (a) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

1.65

"Security Agreement" shall mean the Security Agreement of the Borrower dated as of the date hereof, as same may be amended, modified or restated.

1.66

"Security Documents" shall mean the Security Agreement, and any other Loan Documents which secure the Obligations.

1.67

"State" means any state within the United States of America.

1.68

“Subordinated Debt” indebtedness of the Borrower and the indebtedness of Entity Guarantor to the respective creditors named in each Subordination Agreement, which indebtedness has been deferred and subordinated in priority of payment to the indebtedness and obligations of the Borrower and Entity Guarantor to Bank under the terms of a Subordination Agreement.

1.69

"Subordination Agreements" shall mean any and all Subordination Agreements now or hereafter entered into among the Borrower, the Entity Guarantor, the Bank, and any creditor of the Borrower or the Entity Guarantor from time to time, including the Subordination Agreement dated of even date herewith, as each of the same may be modified, amended, or restated, and in form and substance satisfactory to Bank.

1.70

"Subsidiary" means any corporation, partnership or limited liability company of which a Person directly or indirectly owns or controls at least a majority of the outstanding stock, partnership interest, or membership interests having general voting power.

1.71

"Tangible Net Worth"  means the excess of the book value of the assets of the Borrower and the Entity Guarantor, over their liabilities, on a consolidated basis, calculated in accordance with GAAP, provided, however, that in performing such calculation there shall be (a) excluded from the assets of the Borrower and the Entity Guarantor (i) any amount in respect of goodwill and intangible assets, (ii) any amounts owed to the Borrower or the Entity Guarantor by a Related Person, and (iii) any amounts owed to the Borrower by an employee of the Borrower or the Entity Guarantor or of any Related Person; and (b) included, as equity, any Subordinated Debt.

1.72

"Termination Date" shall mean the 3rd  day of February, 2023, unless such date is extended pursuant to the provisions of Section 9.12 hereof, in which event such extended date shall be the Termination Date.

1.73

"Total Interest Expense" means, with respect to the Borrower and the Entity Guarantor for any fiscal period, interest expense of the Borrower and the Entity Guarantor determined in accordance with GAAP for the relevant period ended on such date, including, without limitation, interest expense with respect to any Funded Debt of the Borrower and the Entity Guarantor.

1.74

"Total Liabilities" shall mean the liabilities of the Borrower and the Entity Guarantor determined in accordance with GAAP minus the amount of any Subordinated Debt.

1.75

"United States" means the government of the United States of America or any department, agency, division or instrumentality thereof.

ARTICLE TWO:

COMMITMENT AND FUNDING

2.1

The Commitment.  Subject to the terms and conditions herein set out, the Bank agrees and commits, from time to time, from the Closing Date until the Termination Date, to make loan advances to the Borrower, all in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of (a)  Thirty-Five Million Dollars ($35,000,000.00); or (b) the Borrowing Base as defined in Article One.

2.2

Funding the Loan; Extending Credit.  Each loan advance hereunder shall be made by depositing the same to the checking account of the Borrower in Bank, as designated by the Borrower, or in such other manner as the Borrower and Bank may, from time to time, agree. In addition, if any lockbox and lockbox account is established by the Borrower with the Bank, all proceeds from the lockbox account shall be automatically and daily applied by the Bank to the payment of the Loan.

In addition, if any deposit account is maintained by the Borrower with the Bank, amounts in such deposit account may be automatically and daily applied by the Bank to the payment of the Loan. Borrower hereby irrevocably authorizes the Bank to charge any deposit account of the Borrower with the Bank for the purpose of paying any principal or interest on the Loans, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to this Agreement and agrees that all such amounts charged shall constitute Loans and that all such Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.2 hereof.

2.3

The Note and Interest.

(a)

All advances with respect to the Loan shall be evidenced by the promissory note of the Borrower, payable to the order of the Bank in the principal amount of Thirty-Five Million Dollars ($35,000,000.00), in form substantially the same as the copy of the Note attached hereto as Exhibit "C."  The entire unpaid principal amount of the Loan shall be due and payable on the Termination Date.  The unpaid principal balances of the Loan shall bear interest from the Closing Date on disbursed and unpaid principal balances as provided in the Note.  Said interest shall be payable monthly on the first (1st) day of each month after the Closing Date, with the final installment of interest being due and payable on the Termination Date, or on such earlier date as the Loan becomes due and payable.

(b)

In the event that the Bank should at any time agree to increase the Committed Amount, the Borrower will either execute a new note for the amount of such increase, or a new note for the aggregate increased Committed Amount; and in either event, the term "Note," as used herein, shall be deemed to mean and include such new note, as the circumstances shall require.

2.4

Annual Facility Fee.  On the Closing Date and on each anniversary of the Closing Date while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, the Borrower agrees to pay to the Bank a facility fee equal to 0.35% of the Committed Amount, in consideration of the Bank's agreement to make funds available to the Borrower under the terms and provisions hereof from the Closing Date until the Termination Date specified in Section One hereof. Borrower agrees that this facility fee is fair and reasonable considering the condition of the money market, the creditworthiness of the Borrower, the interest rate to be paid, and the nature of the security for the Loan.

2.5

Unused Fee.  Borrower shall pay to Bank quarterly an unused line fee at a rate equal to 0.25% per annum (the "Unused Line Fee"), applied to the amount by which Committed Amount exceeds the outstanding principal balance of the outstanding Loans (and if the outstanding principal balance is $0.00, the Unused Line Fee shall be applied to the entire Committed Amount), calculated on a daily basis, during the immediately preceding calendar quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first (1st) day of each calendar quarter in arrears (i.e., based on the immediately preceding calendar quarter).

2.6

Monitoring Fee. Borrower shall pay to Bank monthly a monitoring fee in the amount of Three Thousand Dollars ($3,000.00) (the “Monitoring Fee”) on the first (1st) day of each month while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding. The annual Monitoring Fee shall cover the cost of up to two field exams during such twelve (12) month period. If Bank determines additional field exams are needed, Borrower shall pay for the cost of any additional field exams together with the Bank’s exam fee and shall reimburse the Bank for the Bank’s out-of-pocket costs associated therewith.

2.7

Early Termination Fee. The Borrower shall be permitted from time to time to make repayments and, in accordance with the terms and provisions hereof, to obtain further extensions of credit on the Loan in accordance with its normal and usual credit needs; provided, however, if prepayment occurs on any date other than the initial or any subsequent Termination Date, Borrower shall pay an early termination fee at the time of such prepayment equal to (i) two percent (2%) of the Committed Amount if the prepayment is made on or before the first anniversary of the Closing Date and (ii) one percent (1%) of the Committed Amount if the prepayment is made after the first anniversary of the Closing Date and before the Termination Date. If the Bank terminates this Agreement before the Termination Date, Borrower will not be charged an early termination fee.

2.8

Reduction of Borrowing Limits.  Bank may, in its reasonable discretion, from time to time, upon two (2) days' notice to Borrower, reduce the lending formula with respect to Acceptable Receivables.

2.9

Availability Reserves.  All Loans otherwise available to Borrower pursuant to the Borrowing Base and subject to the maximum Committed Amount and other applicable limits hereunder shall be subject to Bank's continuing right to establish and revise Availability Reserves.

2.10

Increased Costs Generally.

(a)

If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, the Bank;

(ii)

subject the Bank to any tax of any kind whatsoever with respect to this Agreement, or any Loan made by it, or change the basis of taxation of payments to the Bank in respect thereof; or

(iii)

impose on the Bank any other condition, cost or expense affecting this Agreement or Loans made by the Bank;

and the result of any of the foregoing shall be to increase the cost to the Bank of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan),  or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or any other amount) then, upon written request of the Bank, the Borrower shall promptly pay to the Bank, as the case may be, such additional amount or amounts as will compensate the Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)

Capital Requirements.  If Bank determines that any Change in Law affecting the Bank or the Bank's holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of this Agreement, the commitment of the Bank or the Loans made by the Bank, to a level below that which the Bank or the Bank's holding company could have achieved but for such Change in Law (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy), then from time to time upon written request of the Bank, the Borrower shall promptly pay to the Bank, such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

(c)

Certificates for Reimbursement.  A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank or its holding company, as the case may be, as specified in this Section and delivered to the Borrower, shall be conclusive absent manifest error.

The Borrower shall pay, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)

Delay in Requests.  Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section for any increased costs incurred or reductions suffered more than twelve (12) months prior to the date that the Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Bank's intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the twelve-month period referred to above shall be extended to include the period of retroactive effect thereof).

ARTICLE THREE:

REQUIRED PAYMENTS, PLACE OF PAYMENT, ETC.

3.1

Required Repayments.  In the event that the outstanding principal balance of the Loan shall at any time exceed the Borrower's Borrowing Base, the Borrower will, immediately upon discovery of the existence of such excess, make a principal payment which will reduce the outstanding principal balance of the Loan to an amount which does not exceed the Borrowing Base.

3.2

Place of Payments.  All payments of principal and interest on the Loan and all payments of fees required hereunder shall be made to the Bank, at its address listed at the beginning of this Agreement (Attention: First Horizon Business Credit), in immediately available funds.

3.3

Payment on Nonbusiness Days.  Whenever any payment of principal, interest or fees to be made on the indebtedness evidenced by the Note shall fall due on a Saturday, Sunday or public holiday under the laws of the State of Florida, such payment shall be made on the next succeeding Business Day.

ARTICLE FOUR:

CONDITIONS OF LENDING

4.1

Conditions Precedent to Closing and Funding Initial Advance.  The obligation of the Bank to close the Loan and fund the initial Loan advance hereunder is subject to the condition precedent that the Bank on or before the Closing Date shall have received all of the following in form and substance satisfactory to the Bank:

(a)

This Loan Agreement.

(b)

The Note.

(c)

The Security Agreement.

(d)

Such Uniform Commercial Code Financing Statements as the Bank may require in order to give record notice of its security interest in the items listed as collateral in the Security Agreement, accompanied by the Borrower's check in an amount sufficient to pay all recording fees and taxes for the recording of such Financing Statements.

(e)

The Guaranties of the Guarantors on the Bank's standard form.

(f)

Certified corporate resolutions of the Borrower and the Entity Guarantor, and certificate(s) of good standing for the Borrower and the Entity Guarantor from the respective states of their incorporation and such other states as Bank shall require, together with a copy of the charter and bylaws of the Borrower and the Entity Guarantor.

(g)

UCC lien searches from such recording offices as Bank shall specify, evidencing the priority of the Bank's lien(s) under the Security Agreements over any other liens or encumbrances.

(h)

The opinion of Borrower's counsel that the transactions herein contemplated have been duly authorized by all requisite corporate authority, that this Loan Agreement and the other instruments and documents herein referred to have been duly authorized, validly executed and are in full force and effect, and pertaining to such other matters as the Bank may require.

(i)

Such landlord waivers or mortgagee waivers as Bank may require from any landlords or mortgagees who have or may claim any lien upon or security interest in any of collateral described in the Security Agreements.

(j)

A certificate from an insurance broker, satisfactory to Bank setting forth the information concerning insurance which is required by Section 6.3 of this Loan Agreement; or, if the Bank shall so require, the original insurance policies evidencing such insurance.

(k)

Custodian Agreement executed by Custodian, Borrower, and Bank.

(l)

The Authorization.

(m)

Subordination Agreement for all Subordinated Debt existing as of the Closing Date in the form of Exhibit “H” attached hereto.

(n)

The Notice of Receipt and Acknowledgment by the Custodian (the "Custodian Acknowledgment"), in form and substance substantially the same as Exhibit "E," attached hereto, containing a description of all Collateral, including all original Premium Finance Agreements, and containing a certification by the Custodian as to the correctness of the description of the Premium Finance Agreements and other Collateral, and containing an acknowledgment that he holds the Premium Finance Agreements as bailee for the Bank (note that the Premium Finance Agreements that are kept as hard copies rather than electronically must be delivered to the Custodian as reassigned by the prior lender within ten (10) days of closing) .

(o)

A notification of assignment of interest in unearned premium (the “Notices”), in form attached hereto as Exhibit “J”, to all of the insurers issuing policies, the premiums of which are financed under Premium Finance Agreements and evidence of the delivery of such Notices to the insurers shall be provided to the Bank within ten (10) days of closing.

(p)

The Borrower and each of the Guarantors shall have provided to the Bank the documentation and other information requested by the Bank in order to comply with requirements of the PATRIOT Act.

(q)

If required by Bank, with respect to Electronic Contracts, evidence in form and substance satisfactory to Bank that any such Electronic Contracts have been transmitted to the Custodian with respect to Electronic Contracts, subject to the terms and conditions of the Electronic Collateral Control Agreement, together with such certifications from such Custodian that Bank may reasonably require confirming same.

(r)

Such other information and documentation as Bank shall deem to be necessary or desirable in connection with the funding of the Loan.

4.2

Conditions Precedent to All Credit Extensions. The obligation of the Bank to extend credit or make loan advances pursuant hereto (including the initial advance at the Closing Date) shall be subject to the following additional conditions precedent:

(a)

The Borrower shall have furnished to the Bank each of the items referred to in Section 4.1 hereof, all of which shall remain in full force and effect as of the date of such requested credit extension or loan advance (notwithstanding that the Bank may not have required any such item to be furnished prior to the Closing Date).

(b)

Borrower shall not be in default of any of the terms and provisions hereof or of any instrument or document now or at any time hereafter evidencing or securing all or any part of the Loan indebtedness and extensions of credit.  Each of the warranties and representations of the Borrower, as set out in Article Five hereof shall remain true and correct in all material respects as of the date of such Loan advance.

(c)

On the Closing Date and thereafter as frequently as required by Section 6.6 hereof, Borrower shall furnish to Bank a Borrowing Base Certificate executed by an Authorized Agent in the form of Exhibit "F" hereto attached.

(d)

As frequently as required by Section 6.6 hereof, Borrower shall furnish a Compliance Certificate executed by an Authorized Agent in the form of Exhibit "G" hereto attached.

(e)

On the Closing Date and thereafter as frequently as required by the Bank, the Borrower shall forward to the Custodian (with a copy to the Bank) a schedule in form satisfactory to the Bank setting forth the items of Premium Finance Agreements which the Borrower is submitting to the Bank.  Such schedule shall contain a brief description of each Premium Finance Agreement, a blanket assignment of such Premium Finance Agreement, and a blanket warranty that such Premium Finance Agreements conform to the representations, warranties and covenants set forth in this Agreement.

(f)

Borrower shall have delivered to Custodian, to the extent there are originals, the originals of all Premium Finance Agreements then owned by it, all duly assigned to the Bank, with the Bank's security interest noted on such Premium Finance Agreements.

(g)

The Custodian shall have promptly delivered to the Borrower and the Bank the Custodian Acknowledgment as to any additional Premium Finance Agreements acquired by the Borrower.

(h)

All existing Premium Finance Agreements shall be duly marked as being assigned to the Bank.

ARTICLE FIVE:

REPRESENTATIONS AND WARRANTIES

Borrower and Entity Guarantor represent and warrant that:

5.1

Incorporation and Subsidiaries. Each of Borrower and Entity Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and each has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary.

5.2

Power and Authority.  The execution, delivery and performance of this Loan Agreement and the Loan Documents, executed pursuant thereto by the Borrower and Entity Guarantor, have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the organizational documents of the Borrower or Entity Guarantor, any provision of any indenture, agreement or other instrument to which the Borrower or Entity Guarantor is a party, or by which the Borrower's or Entity Guarantor’s properties or assets are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or Entity Guarantor, except for liens and other encumbrances provided for and securing the indebtedness covered by this Loan Agreement.

5.3

Financial Condition.

(a)

(i)  The balance sheet of the Borrower and of Entity Guarantor for the fiscal year ended as of December 31, 2019, and the related statement of income, retained earnings and changes in the financial condition for the year then ended, which has been certified by the Borrower's and the Entity Guarantor’s respective independent Certified Public Accountant, and (ii) the unaudited balance sheet of the Borrower and of Entity Guarantor dated as of September 30, 2020, a copy of each of which has been furnished to the Bank together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of the Borrower and the Entity Guarantor as of the respective dates of said balance sheets and the results of their respective operations for said periods. All such financial statements have been prepared in accordance with GAAP.

(b)

There has been no material adverse change in the business, properties or condition, financial or otherwise, of the Borrower since September 30, 2020.

5.4

Title to Assets. Each of Borrower and Entity Guarantor has good and marketable title to all of its properties and assets reflected on the balance sheets referred to in Section 5.3 hereof, except for (i) such assets as have been disposed of since said date as no longer used or useful in the conduct of business, (ii) Receivables collected and properly accounted for, and (iii) items which have been amortized in accordance with GAAP applied on a consistent basis, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except as otherwise expressly permitted by the provisions hereof.

5.5

Litigation.  There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Guarantor, or any properties or rights of the Borrower or any Guarantor which, if adversely determined, would materially and adversely affect the financial or any other condition of the Borrower or any Guarantor.

5.6

Taxes.  Each of Borrower and Entity Guarantor has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by each, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof.

5.7

Contracts or Restrictions Affecting Borrower or Entity Guarantor. Neither Borrower nor Entity Guarantor is a party to any agreement or instrument or subject to any charter or other corporate restrictions adversely affecting its respective business, properties or assets, operations or condition (financial or otherwise).

5.8

No Default.  Neither Borrower nor Entity Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, which will or might in the foreseeable future materially and adversely affect the business or operations of the Borrower or Entity Guarantor.

5.9

Patents and Trademarks.  Borrower and Entity Guarantor possess all necessary patents, trademarks, trade names, copyrights, and licenses necessary to the conduct of their respective businesses.

5.10

ERISA.  Borrower and Entity Guarantor are each in compliance with all applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by either of them.

5.11

No Subsidiaries.  Borrower does not own all or a substantial part of the stock (or other ownership interest) in any other corporation (or other form of business organization). Entity Guarantor does not own all or a substantial part of the stock (or other ownership interest) in any other corporation (or other form of business organization) other than Borrower.

5.12

Hazardous Substances.  No Hazardous Substances are located on or have been stored, processed or disposed of on or released or discharged (including ground water contamination) from any property owned or leased by the Borrower or Entity Guarantor, and no aboveground or underground storage tanks exist on such property.  No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any property owned or leased by the Borrower or Entity Guarantor or otherwise issued to or received by Borrower or Entity Guarantor.

5.13

Compliance.  Each of Borrower and Entity Guarantor is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including, without limitation, all Consumer Finance Laws, and all others relating to the extension of consumer credit and protection of consumers' interests with respect thereto and those administered by the Local Authorities), material to the conduct of its respective business and operations.  Each of Borrower and Entity Guarantor possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business (including, but not limited to all licenses in each state necessary for Borrower to enter into Premium Finance Agreements with Policyholders who are residents of such state) and the same are valid, binding, enforceable and subsisting without any defaults thereunder of enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental [federal, state or local] or non-governmental, under the terms of contract or otherwise, are required by reason of or in connection with the Borrower's or the Entity Guarantor’s execution and performance of the Loan Documents.

5.14

Acceptable Receivables.  The Receivables included in each Borrowing Base Certificate submitted to the Bank constitute Acceptable Receivables within the meaning of this Loan Agreement.

5.15

OFAC.  Neither Borrower, Entity Guarantor, nor any Subsidiary (a) is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended; (b) is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (iii) the PATRIOT Act; or (c) is a Sanctioned Person.  No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

5.16

Premium Finance Agreements. The form of Premium Finance Agreement furnished to the Bank by Borrower, copies of such Premium Finance Agreements are attached hereto as Exhibit "D") is the form which is currently being used to evidence the Borrower's financing of current, new, and renewal insurance premiums.  Where required, the form, new or revised, has been filed with and approved by the appropriate regulatory authorities and each Premium Finance Agreement complies with the laws and regulations applicable thereto in the particular state of the Policyholder, including, but not limited to laws concerning the finance of insurance premiums. Each Premium Finance Agreement of a Policyholder, the outstanding amounts of which are included in the Borrowing Base, conform to the requirements of Acceptable Receivables.

5.17

Electronic Contracts. If required by Bank, Borrower shall do the following:

If the Authoritative Copy of any Premium Finance Agreement is evidenced by an electronic Record (as defined in the Code):

(a)

such electronic Record and the execution thereof is in compliance with the applicable provisions of the Uniform Electronic Transactions Act (as, and if, adopted by relevant jurisdiction) and the federal Electronic Signatures in Global and National Commerce Act;

(b)

if such Premium Finance Agreement is initially an Electronic Contract, each of the parties to such Premium Finance Agreement agreed to conduct the transaction evidenced by such Premium Finance Agreement by electronic means;

(c)

if such Premium Finance Agreement is initially an Electronic Contract, Borrower or its electronic service provider utilizes security procedures designed to determine the Person to which such Premium Finance Agreement and the electronic signature thereof are attributable;

(d)

Borrower or its electronic service provider provides a mechanism for the prevention or correction of errors in such electronic Records;

(e)

if not converted to a tangible medium, such Premium Finance Agreement was created or converted, stored and assigned in such a manner that: (1) a single Authoritative Copy of such Premium Finance Agreement exists that is unique, identifiable and, except as otherwise provided in Section 9-105(b)(4), (5) and (6) of the Code, unalterable, (2) the Authoritative Copy of such Premium Finance Agreement identifies Bank as the secured party or assignee of such Premium Finance Agreement, (3) the Authoritative Copy of such Chattel Premium Finance Agreement has been communicated to the Custodian with respect to Electronic Contracts, to hold for the benefit of Bank, (4) copies or revisions that add or change an identified assignee of the Authoritative Copy of such Premium Finance Agreement can be made only with the consent of Bank, (5) each copy of the Authoritative Copy of such Premium Finance Agreement and any copy of a copy of such Premium Finance Agreement is readily identifiable as a copy that is not the Authoritative Copy of such Premium Finance Agreement, (6) any revision of the Authoritative Copy of such Premium Finance Agreement is readily identifiable as an authorized or unauthorized revision, (7) a copy of such Premium Finance Agreement is accessible to Bank;

(f)

if converted to a tangible medium, the Authoritative Copy of such Premium Finance Agreement has been delivered to Bank or the Custodian with respect to tangible collateral, to hold for the benefit of Bank; and

(g)

if converted from a tangible medium to an electronic medium, the Person generating such Premium Finance Agreement has deleted, destroyed or obliterated all paper documents and digital copies of tangible Premium Finance Agreement or has otherwise stamped all such related tangible Premium Finance Agreement indicating it is not an Authoritative Copy.

5.18

Subordinated Debt. As of the Closing Date, all of the Subordinated Debt is listed on Exhibit “I” attached hereto. The Subordinated Debt is in existence and in full force and effect, no party to the documents evidencing the Subordinated Debt is in default thereunder, and the Borrower and Entity Guarantor have made all interest payments required to be paid to date.

ARTICLE SIX:

AFFIRMATIVE COVENANTS OF BORROWER

Each of Borrower and each Guarantor (as applicable) covenants and agrees that, from the date hereof and until payment in full of the principal of and interest on the Loan, unless the Bank shall otherwise consent in writing, such consent to be at the discretion of the Bank, it will:

6.1

Business and Existence.  Perform all things necessary to preserve and keep in full force and effect its respective existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its respective business substantially as conducted and operated during the present and preceding calendar years.

6.2

Maintain Property.  Maintain, preserve, and protect all franchises, and trade names and preserve all the remainder of its respective properties used or useful in the conduct of its respective business substantially as conducted and operated during the present and preceding fiscal year; preserve all the remainder of its respective properties used or useful in the conduct of its respective business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times.

6.3

Insurance.

(a)

At all times maintain in some company or companies (having a Best's rating of A:XI or better) approved by Bank:

(i)

comprehensive public liability insurance covering claims for bodily injury, death, and property damage, with minimum limits satisfactory to the Bank, but in any event not less than those amounts customarily maintained by companies in the same or substantially similar business;

(ii)

business interruption insurance and/or loss of rents insurance in a minimum amount specified by Bank, with loss payable clause in favor of Bank;

(iii)

hazard insurance insuring Borrower's and Entity Guarantor’s property and assets against loss by fire (with extended coverage) and against such other hazards and perils (including, but not limited to, loss by windstorm, hail, explosion, riot, aircraft, smoke, vandalism, malicious mischief and vehicle damage) as Bank, in its sole discretion, shall from time to time require, all such insurance to be issued in such form, with such deductible provision, and for such amount as shall be satisfactory to Bank, with loss payable clause in favor of Bank as to any such insurance maintained with respect to any of the Collateral.  The Bank is hereby authorized and empowered, at its option, to adjust or compromise any loss under any such insurance policies maintained with respect to any of the Collateral and to collect and receive the proceeds from any such policy or policies; and

(iv)

such other insurance as the Bank may, from time to time, reasonably require by notice in writing to the Borrower.

(b)

All required insurance policies under Section 6.3(a) shall provide for not less than thirty (30) days' prior written notice to the Bank of any cancellation, amendment, termination, or lapse; and in all such liability insurance policies, Bank shall be named as an additional insured.  Each such policy shall, in addition, provide that there shall be no recourse against the Bank for payment of premiums or other amounts with respect thereto.  Hazard insurance policies shall contain the agreement of the insurer that any loss thereunder shall be payable to the Bank notwithstanding any action, inaction or breach of representation or warranty by the Borrower. The Borrower will deliver to Bank original or duplicate policies of such insurance, or satisfactory certificates of insurance, and, as often as Bank may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Any insurance proceeds received by Bank shall be applied upon the indebtedness, liabilities, and obligations of the Borrower and/or the Guarantors to the Bank (whether matured or unmatured) or, at Bank's option, released to the Borrower.

6.4

Obligations, Taxes and Liens.  Pay all of its respective indebtedness and obligations promptly in accordance with normal terms and practices of its respective business and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its respective income, profits, or properties, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which otherwise, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower and Entity Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, trade payable, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings satisfactory to Bank, and Bank shall be furnished, if Bank shall so request, bond or other security protecting it against loss in the event that such contest should be adversely determined.

6.5

Financial Reports and Other Data.

(a)

Furnish to the Bank as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets and statements of income and surplus of Borrower which have been audited by a certified professional accountant acceptable to the Bank, showing the financial condition of Borrower and at the close of such year and the results of operations during such year; and, within thirty (30) days after the end of each month, financial statements similar to those mentioned above, on a consolidated and consolidating basis, certified by an Authorized Agent, such balance sheets to be as of the end of each such month, and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such month, in each case subject only to audit and year-end adjustment.  The certificate of the Authorized Agent shall state that the attached financial statement, together with any explanatory notes therein referred to and attached thereto, is correct and complete and fairly presents the financial condition of the Borrower as of the date of the financial statement, and the results of their operations for the period ending on the date reflected in said financial statement; and that such financial statement has been prepared in accordance with GAAP. Additionally, Borrower shall provide the tax returns of Borrower and the Entity Guarantor within thirty (30) days from filing, and if a request for extension has been filed with the IRS and a copy of such extension is to be provided to the Bank  All of the foregoing shall be in form and substance reasonably acceptable to Bank.

(b)

Furnish to the Bank as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Entity Guarantor, consolidated and consolidating balance sheets and statements of income and surplus of the Entity Guarantor which have been audited by a certified professional accountant acceptable to the Bank, showing the financial condition of the Entity Guarantor and at the close of such year and the results of operations during such year; and, within thirty (30) days after the end of each month, financial statements similar to those mentioned above, on a consolidated and consolidating basis, certified by an authorized officer of the Entity Guarantor, such balance sheets to be as of the end of each such month, and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such month, in each case subject only to audit and year-end adjustment.  The certificate of the authorized officer of the Entity Guarantor shall state that the attached financial statement, together with any explanatory notes therein referred to and attached thereto, is correct and complete and fairly presents the financial condition of the Entity Guarantor as of the date of the financial statement, and the results of their operations for the period ending on the date reflected in said financial statement; and that such financial statement has been prepared in accordance with GAAP. All of the foregoing shall be in form and substance reasonably acceptable to Bank.

(c)

Furnish to the Bank as soon as available, and in any event within one hundred twenty (120) days after the end of calendar year, the personal financial statements of each Individual Guarantor certified as true and correct, to their respective knowledge, by each Individual Guarantor. Additionally, Borrower shall provide the personal tax returns of the Individual Guarantors within thirty (30) days from filing, and if a request for extension has been filed with the IRS and a copy of such extension is to be provided to the Bank  All of the foregoing shall be in form and substance reasonably acceptable to Bank.

6.6

Borrowing Base Certificate/Compliance Certificate/Inventory Reports/ Receivables.

(a)

Furnish to Bank monthly, on or before the tenth (10th) day of each month (or at such other frequency as Bank may require), a Borrowing Base Certificate substantially in the form of Exhibit "F" attached hereto; and

(b)

furnish to Bank quarterly within thirty days of the end of each fiscal quarter of the Borrower, (or at such other frequency a Bank may require), and annually with the annual financial statement referenced in Section 6.5(a), a Compliance Certificate substantially in the form of Exhibit "G" attached hereto, together with a worksheet, in form acceptable to the Bank, showing how each financial covenant reported on the Compliance Certificate was calculated and showing the current schedule and calculation of Subordinated Debt and a summary of any new or replacement Subordinated Debt;

(c)

on or before the tenth (10th) day of each calendar month, furnish to Bank a Receivables aging report which shall report Borrower’s total Receivables as of the close of business for the previous month.  The Receivables shall be divided into categories, according to whether such Receivables remain contractually past due for more than thirty (30) days, or for more than sixty (60) days, or for more than ninety (90) days, or for more than one hundred twenty (120) days.  In such reports the amounts of Receivables that are involved in a Bankruptcy Proceeding shall be clearly identified; and

(d)

promptly upon the receipt thereof, a copy of any management letter or written report submitted to Borrower or Entity Guarantor by its respective independent certified public accountants regarding the financial condition, operations, accounting controls, business or prospects of the Borrower or Entity Guarantor.

(e)

To the extent that any of the foregoing reports are submitted electronically by internet e-mail, by facsimile, or by electronic website pursuant to procedures established by the Bank for submissions, such reports shall be deemed to have been made and certified by an Authorized Agent of the Borrower by the applicable method as follows: (i) if the e-mail received by the Bank shows it was sent from an Authorized Agent’s e-mail address; (ii) if the facsimile sent to the Bank is signed by an Authorized Agent, (iii) if the Borrower completes a prescribed notice or communication on the designated intranet website and causes the report to be permanently saved on the website, once downloaded by Bank it shall be considered received by Bank, or (iv) if the Bank has sent a user name and temporary password to an Authorized Agent in order to enable the Borrower to gain access to the designated intranet website, an Authorized Agent or any person to whom an Authorized Agent has given the user name and temporary password, sets up a permanent user name and password (and if set up by an Authorized Agent, an Authorized Agent provides this information to such third party), and an Authorized Agent or such third party uses the permanent user name and password to gain access to the intranet website and thereafter makes electronic submissions to the Bank via use of this intranet website.

6.7

Notice of Default.  At the time of the Borrower's or any Guarantor’s first knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any event, circumstance, or condition which constitutes or upon notice, lapse of time, or both, would constitute an Event of Default under the terms of this Loan Agreement.

6.8

Additional Information.  Furnish such other information regarding the operations, business affairs and financial condition of the Borrower and Gurantors as Bank may reasonably request, including, but not limited, to accounts payable aging reports, written confirmation of requests for loan advances and other extensions of credit, true and exact copies of its books of account and tax returns, and all information furnished to shareholders, or any governmental authority, including the results of any stock valuation performed, and permit the copying of the same.

6.9

Maximum Total Balance Sheet Leverage Ratio.   Maintain at all times beginning on the Closing Date consolidated with Entity Guarantor, a ratio of Total Liabilities to Tangible Net Worth of not more than 3.0 to 1.0, to be tested as of the end of each fiscal quarter of the Borrower.

6.10

Fixed Charge Coverage Ratio.  Maintain at all times on a consolidated basis with Entity Guarantor, a Fixed Charge Coverage Ratio not less than 1.25 to 1.00, to be tested as of the end of each fiscal quarter of the Borrower, calculated on a trailing 12-month basis.

6.11

Right of Inspection.  Permit any person designated by the Bank, at the Borrower's expense, to visit and inspect any of the properties, corporate books and financial reports of the Borrower and Guarantors, and to discuss its affairs, finances and accounts with its principal officers, at all such reasonable times and as often as the Bank may reasonably request.

6.12

Books and Records. Borrower and Entity Guarantor shall maintain proper books of record and account in conformity with GAAP, including, without limitation, books and records regarding the Collateral, in which true, correct and complete entries shall be made.

6.13

Environmental Laws.  Maintain at all times all of Borrower's and Entity Guarantor’s property in compliance with all Environmental Laws, and immediately notify the Bank of any notice, action, lien or other similar action alleging either the location of any Hazardous Substances or the violation of any Environmental Laws with respect to any of Borrower's property or operations.

6.14

Notice of Default.  At the time of the Borrower's or any Guarantor’s first knowledge or notice, furnish the Bank with written notice of the occurrence of any event or the existence of any event, circumstance, or condition which constitutes or upon notice, lapse of time, or both, would constitute an Event of Default under the terms of this Loan Agreement.

6.15

Notice of Adverse Change in Borrower or Assets.  At the time of the Borrower's or any Guarantor’s first knowledge or notice, immediately notify the Bank of any information that may adversely affect in any material manner either (a) the assets of the Borrower or such Guarantor, including, but not limited to, the amount or collectability of any Receivables, (b) the business, financial condition, operations or prospects of the Borrower or such Guarantor, or (c) the occurrence of any event set forth in Section 9.28 hereof.

6.16

Litigation.  Borrower and each Guarantor will promptly notify Bank of any litigation action instituted or, to Borrower's knowledge, threatened against the Borrower or any Guarantor.

6.17

Indemnification.  Indemnify the Bank, and hold it harmless of and from any and all loss, cost, damage or expense, of every kind and nature, including reasonable attorneys' fees, which the Bank could or might incur by reason of any violation of any Environmental Laws by Borrower or by any predecessors or successors to title to any property of the Borrower or any Guarantor.

6.18

Lockbox and Lockbox Account.  If required by the Bank, Borrower shall maintain one or more lockboxes (the "Lockboxes") and lockbox accounts (the "Lockbox Accounts") with the Bank and shall cause all Policyholders (and insurers with respect to all Carrier Receivables) to send all payments on Receivables to the Lockbox. Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Bank, receive any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables, or other Collateral which come into its possession or under its control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the respective Lockbox Accounts, or remit the same or cause the same to be remitted, in kind, to Bank.

6.19

Landlord Waivers. With respect to any new location operated by the Borrower following the date of this Agreement, if any of the Collateral is stored at such location owned by a Person other than the Borrower, prior to locating any Collateral at such location, the Borrower shall provide the Bank an agreement in writing from the owner of such premises in form and substance satisfactory to Bank acknowledging Bank's first priority security interest in the Collateral, waiving security interests and claims by such person against the Collateral and permitting Bank's  access to, and the right to remain on, the premises so as to exercise Bank's rights and remedies and otherwise deal with the Collateral.

6.20

Deposit Accounts.  Borrower shall maintain all of its deposit accounts with the Bank.

6.21

Delivery of Premium Finance Agreements.

(a)

All Premium Finance Agreements of the Borrower entered into after the Closing Date shall be marked as follows: “Your loan and this Agreement have been collaterally assigned to First Horizon Bank.”

(b)

All Premium Finance Agreements that have been assigned to another lender other than such items that are assigned to a lender described as a Permitted Encumbrance must on the Closing Date be reassigned to the Borrower under a duly authorized release and assignment by the Person named as assignee (the "Prior Lender") on each Premium Finance Agreement (or such successor or assign of such Prior Lender), provided that if the reassignments to the Borrower are reassigned to the Borrower by a Person other than the Prior Lender, the Borrower must provide evidenced satisfactory to the Bank that the person executing said reassignment is the legal successor or assignee of the Prior Lender.  Borrower must have obtained authorization from said Prior Lender to remove all notations concerning the prior assignment and interest of the Prior Lender from each Premium Finance Agreements.

(c)

Borrower shall deliver to the Custodian for tangible collateral under the Custodian Agreement, as bailee and designee of the Bank, or upon the request of the Bank, to the Bank or its designee, the Collateral (other than Electronic Contracts), including, but not limited to, all of the Borrower's Books and Records including all computers, computer related equipment, tapes and software.  The parties hereto agree that the Custodian for the tangible collateral under the Custodian Agreement shall be deemed to be the designee of the Bank.  Bank shall have the right to direct or redirect the delivery of all or any of the foregoing items to any other designee. Furthermore, at Bank's request, Borrower shall deliver the Collateral directly to the Bank.

(d)

If required by Bank, Borrower shall execute an Electronic Collateral Control Agreement with the Custodian with respect to Electronic Contracts and, with respect to any Electronic Contracts and other electronic Collateral held or to be held by such Custodian, take any and all reasonable steps to ensure delivery and control of Electronic Contracts, including any tangible Premium Finance Agreements converted to Electronic Contracts, to such Custodian to hold for the benefit of Bank, by using such Custodian’s approved electronic vaulting system or other electronic system reasonably acceptable to Bank, such that Bank’s security interest in and to such Electronic Contracts and such other electronic Collateral held by such Custodian shall, to the extent applicable, and to the reasonable satisfaction of Bank, continuously be perfected by “control,” in accordance with Section 9-105 of the Code.  Borrower agrees and acknowledges that Bank shall have the right, at any time and from time to time, to provide notifications and instructions to such Custodian under the Electronic Collateral Control Agreement without the consent of or notice to Borrower.

6.22

Compliance with Law.

(a)

All Receivables shall comply in all material respects with all applicable federal, state and local laws, rules, regulations, proclamations, statues, orders and interpretations at the time when the Bank obtains any interest therein pursuant to the Security Agreement.

(b)

Borrower shall comply in all respects with all local, state and federal laws and regulations applicable to its business, including, without limitation, the Consumer Finance Laws, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by the Borrower; and notify Bank immediately (and in detail) of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any such franchises or licenses, grants of authority, of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any such franchises or grants of authority.

6.23

Operations.  Borrower shall maintain satisfactory credit underwriting and operating standard, including, with respect to each Policyholder of each Receivable, the completion of an adequate investigation of such Policyholder and a determination that the credit history and anticipated performance of such Policyholder is and will be satisfactory and meets the standards generally observed by prudent finance companies.

6.24

Additional Information.  Furnish such other information regarding the operations, business affairs and financial condition of the Borrower and Guarantors as Bank may reasonably request, including, but not limited to, accounts payable aging reports, written confirmation of requests for loan advances and other extensions of credit, true and exact copies of its books of account and tax returns, and all information furnished to shareholders, or any governmental authority, including the results of any stock valuation performed, and permit the copying of the same.

6.25

Further Assurances. Borrower and Guarantors shall execute such further documentation as may be reasonably requested by Bank to carry out the provisions and purposes of this Loan Agreement and the other Loan Documents and preserve and protect the liens of the Bank on the Collateral.

6.26

Company Credit Guidelines. The Borrower shall not make any material changes in the Company Credit Guidelines (a copy of which has been previously furnished by the Borrower to the Bank) without the Bank's prior written consent, which Bank may withhold in its sole and absolute discretion.  The Borrower shall not enter into or otherwise acquire Premium Finance Agreements which to not comply with the Company Credit Guidelines.

6.27

Verification.  Bank shall have the right at any time or times, in the Borrower's name, Bank's name or in the name of a nominee of Bank, including, but not limited to, any third party agent or contractor engaged by the Bank, to verify the existence, validity, amount, term or any other matter relating to any Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise, and the Bank, or any nominee of the Bank, including, but not limited to, any third party agent or contractor engaged by the Bank,  shall at all times be entitled to contact Policyholders (or insurers with respect to Carrier Receivables) with regard to the foregoing. The Borrower shall cooperate fully with Bank and its agents and contractors, in an effort to facilitate and promptly conclude any such verification process.

6.28

Notification of Premium Finance. Promptly upon the extension of credit under a Premium Finance Agreement, send to any insurer issuing the policy the premiums on which are being financed, a copy of the specific Premium Finance Agreement, or otherwise notify said insurer of the assignment by the insured to the Borrower of the rights to unearned premiums. Promptly upon financing premiums under a Premium Finance Agreement, if required by the Bank, send notices of the assignment of unearned premiums to the insurer in substantially the same form as the Notices given under Section 4.1(o), with a copy to the Bank.

6.29

Subordinated Debt.

(a)

For each subordinated note subject to a Subordination Agreement, (i) if issued after the date hereof or amended or extended after the date hereof, include a legend on such subordinated note that specifies that the Subordinated Debt is shall at all times remain subordinated in right and time of payment to the extent and in the manner set forth in the applicable Subordination Agreement to the payment in full of the Superior Debt (as defined in the Subordination Agreement), and (ii) extend the maturity date of such subordinated note to a date subsequent to the Termination Date.

(b)

For any new Subordinated Debt incurred after the Closing Date in compliance with Section 7.8 of this Agreement, Borrower shall deliver or provide to Bank the following: on or before the date that is 10 days after Borrower’s execution of a new subordinated note for each new subordinated creditor, (i) a signature page of such new creditor evidencing such new creditor’s joinder as a Subordinated Creditor under the Subordination Agreement attached hereto as Exhibit "H", and (ii) a copy of the executed subordinated note in form and substance satisfactory to Bank which extends the maturity date of such Subordinated Debt to a date subsequent to the Termination Date and includes a legend as required by Section 6.29(a) above.

6.30

Post-Closing Covenants.

(a)

Borrower and Entity Guarantor shall provide evidence satisfactory to Bank that Borrower and Entity Guarantor collectively have at least Eight Million Five Hundred Thousand Dollars ($8,500,000.00) of Subordinated Debt outstanding within sixty (60) days following the Closing Date.

(b)

 [insert additional post-closing items as needed]

ARTICLE SEVEN:

NEGATIVE COVENANTS OF BORROWERS

Borrower and Entity Guarantor covenant and agree that, at all times from and after the Closing Date, unless the Bank shall otherwise consent in writing, such consent to be at the discretion of the Bank, it will not, either directly or indirectly:

7.1

Indebtedness.  Incur, create, assume or permit to exist any indebtedness or liability for borrowed money, or on account of deposit, advance or progress payments under contracts, or any other indebtedness or liability, including, but not limited to, indebtedness evidenced by notes, bonds, debentures or similar obligations, except:

(a)

indebtedness to the Bank arising under this Loan Agreement and evidenced by the Note;

(b)

indebtedness for borrowed money under notes and lease obligations reflected in Borrower's and Entity Guarantor’s respective financial statements dated as of September 30, 2020, but excluding those indebtedness and obligations which have been or concurrently herewith are being paid and satisfied;

(c)

trade accounts payable, taxes payable, deferred sales, accrued employees' bonuses and withheld amounts, accrued liabilities with respect to contributions to pension plans and other similar short-term obligations incurred by the Borrower or Entity Guarantor in the normal course of operating its business, provided that the amount of such obligations shall not be unduly large, in the reasonable judgment of the Bank, considering the size and nature of Borrower’s or Entity Guarantor’s business, and provided that the Borrower and Entity Guarantor shall not be in default with respect to any of such obligations; and

(d)

Subordinated Debt of the Borrower and the Entity Guarantor that complies in all respects with this Agreement and the Subordination Agreement(s).

7.2

Mortgages, Liens, Etc.  Create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, except for:

(a)

liens securing payment of the Loan;

(b)

existing liens securing indebtedness permitted under Section 7.1(b) above; and

(c)

Permitted Encumbrances (as defined in Article One).

7.3

Guaranties.  Except pursuant to the Guaranty, guarantee or otherwise in any way become or be responsible for the indebtedness or obligations of any other Person, by any means whatsoever, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower or Entity Guarantor in the ordinary course of business for collection.

7.4

Sale of Assets.  Sell, lease, transfer or dispose of all or a material part of its assets or sell, transfer, discount or otherwise dispose of any Receivables, or note or instrument payable to the Borrower, with or without recourse, except to Bank.

7.5

Consolidation or Merger; Acquisition of Assets. Enter into any transaction of merger or consolidation, acquire any other business or corporation, or acquire all or substantially all of the property or assets of any other Person.

7.6

Loans and Investments.  Make any loans to or investments in, or, purchase any stock, other securities or evidence of indebtedness of any Person, except as follows: (i) direct obligations of the United States of America or obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest; (ii) marketable securities issued by an agency of the United States government; (iii) commercial paper rated "A-1" by Standard and Poors Corporation, or "P-1" by Moody's Investors Service, Inc.; (iv) certificates of deposit of, or bankers' acceptances accepted by, domestic commercial banks in the United States of America having a combined capital and surplus of at least Ninety Million Dollars ($90,000,000.00); or (v) repurchase agreements with respect to any of the foregoing.

7.7

Sale of Receivables.  Sell, discount or otherwise dispose of any of its Receivables or Premium Finance Agreements or any promissory note or obligation held by it, with or without recourse.

7.8

Dividends, Redemptions and Other Payments (a) Declare or pay, or set aside any sum for the payment of, any dividends or make any other distribution upon any membership interests or shares of its capital stock of any class; or (b) purchase, redeem or other otherwise acquire for value any membership interests or shares of its capital stock of any class, or commit to do any of same, or set aside any sum therefor, or permit any subsidiary to purchase or acquire for value any membership interests or shares of its capital stock of any class, or commit to do any of the same, or set aside any sum therefor; or (c) make any payment to a profit sharing plan or to any other retirement or pension plan to or for the benefit of management members or shareholders, or (d) make any payments Subordinated Debt except as permitted under the Subordination Agreements; provided, however, that so long as no Event of Default has occurred that is continuing, and provided that the payment of such dividend, distribution, or principal Subordinated Debt would not result in (or reasonably be expected to result in) an Event of Default, the Borrower and Entity Guarantor may make dividends, distributions, and principal payments on the Subordinated Debt so long as the aggregate principal amount of all Subordinated Debt is at least Eight Million Five Hundred Thousand Dollars ($8,500,000.00) at all times (meaning, with respect to Subordinated Debt, for clarification purposes, that for every dollar of principal paid on Subordinated Debt by Borrower or Entity Guarantor, Borrower or Entity Guarantor, must have received an equivalent principal amount of Subordinated Debt at or prior to the time Borrower or Entity Guarantor makes such Subordinated Debt principal payment unless, after the making of such Subordinated Debt principal payment, the aggregate principal balance of all Subordinated Debt would still equal or exceed Eight Million Five Hundred Thousand Dollars ($8,500,000.00)).

7.9

New Business.  Acquire or enter into any business other than its present business, except for expansions of Borrower's or Entity Guarantor’s present business or any business directly related thereto, or enter into any management contract whereby the effective management or control of Borrower or Entity Guarantor is delegated to third parties.

7.10

Premium Finance Agreement Forms.  Use or acquire in their business Premium Finance Agreements other than on the printed forms previously provided to the Bank, and Borrower shall not change or vary the printed forms of such agreements without the Bank's prior written consent unless such change or variation is required by applicable law.

7.11

Amendment or Termination of Electronic Collateral Control Agreement.  Amend, terminate, or permit the amendment or termination of an Electronic Collateral Control Agreement without the prior written consent of Bank.

ARTICLE EIGHT:

EVENTS OF DEFAULT

8.1

Definitions.  An "Event of Default" shall exist if any of the following shall occur:

(a)

Payment of Principal, Interest.   The Borrower defaults in the prompt payment as and when due of the principal of or interest on the Loan or any fees due under this Loan Agreement, or in the prompt performance or payment when due of any other Obligations to the Bank, whether now existing or hereafter created or arising, direct or indirect, absolute or contingent; or

(b)

Payment of Other Obligations.  The Borrower defaults with respect to any other agreement to which it is a party or with respect to any other indebtedness when due or the performance of any other obligation incurred in connection with any indebtedness for borrowed money, if the effect of such default is to accelerate the maturity of such indebtedness, or if the effect of such default is to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity; or

(c)

Representation or Warranty.  Any representation or warranty made by the Borrower herein, or any representation or warranty made by the Borrower or any Guarantor in any report, certificate, financial statement or other writing furnished in connection with or pursuant to this Loan Agreement shall, in each case, prove to be false, misleading or incomplete in any material respect on the date as of which made; or

(d)

Covenants.  The Borrower, any Guarantor, or the Custodian defaults in the performance or observance of any covenant, agreement or undertaking on its part to be performed or observed, contained herein, in any of the Security Documents, in any other Loan Document, or in any other instrument or document which now or hereafter evidences, secures or relates to all or any part of the Loan or any extensions of credit made pursuant hereto; or

(e)

Bankruptcy, Etc.  The Borrower or any Guarantor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or him or a substantial part of its or his assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower or any Guarantor, in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; or the Borrower or any Guarantor by any act or omission shall indicate its or his consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or him or any substantial part of any of its or his properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or the Borrower or any Guarantor shall generally not pay its or his debts as such debts become due; or

(f)

Concealment of Property, Etc.  The Borrower or any Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its or his property, with intent to hinder, delay or defraud its or his creditors or any of them, or made or suffered a transfer of any of its or his property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its or his property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its or his property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or

(g)

Management Change.  Any officer of the Borrower who, in the reasonable judgment of Bank, occupies a position of substantial and material management responsibility shall, by reason of death, permanent disability, or departure from the employ of the Borrower, or for any other reason, shall cease to be active in the management of the Borrower, and the Borrower shall not, within a period of thirty (30) days from such permanent disability, death or departure, secure a replacement for said officer, such replacement to be, by reason of his or her experience and credentials, reasonably satisfactory to and approved by the Bank.  For purposes of this section, permanent disability means any disability that prevents such officer from rendering full-time services to the Borrower in any one fiscal year for thirty (30) consecutive days, or in the aggregate for sixty (60) days; or

(h)

Change in Control.  There shall occur any change in the equity ownership of the Borrower.

(i)

Guarantors' Death or Liability Terminated.  Any individual Guarantor shall die or shall notify the Bank that such Guarantor no longer intends to be bound by the provisions of his Guaranty as to future loan advances and extensions of credit; or

(j)

Guarantor Revocation/Default.  Any Guarantor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Bank; or

(k)

Judgments.  Any judgment for the payment of money is rendered against the Borrower or any Guarantor in excess of One Hundred Thousand Dollars ($100,000.00) in any one case or in excess of Two Hundred Thousand Dollars ($200,000.00) in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against the Borrower or any Guarantor or any of their assets; or

(l)

Cessation of Business. The Borrower or any Guarantor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business; or

(m)

Defaults under Other Agreements. Any default by the Borrower or any Guarantor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Bank, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Bank, in any case in an amount in excess of One Hundred Thousand Dollars ($100,000.00), which default continues for more than the applicable cure period, if any, with respect thereto, or any default by the Borrower or any Guarantor under any material contract, lease, license or other obligation to any person other than Bank, which default continues for more than the applicable cure period, if any, with respect thereto; or

(n)

Criminal/Civil Proceedings.  The indictment or threatened indictment of the Borrower or any Guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against the Borrower or any Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of the Borrower or such Guarantor; or

(o)

Subordination Agreement.  The Borrower or any Subordinated Creditor (as defined in the Subordination Agreements) shall default under any of the Subordination Agreements; or

(p)

Adverse Change.  There shall be a material adverse change in the business, assets or prospects of the Borrower or any Guarantor after the date hereof; or

(q)

Collateral.  The Bank's interest in the Collateral shall for any reason cease or otherwise fail to be a valid and subsisting first priority lien in favor of the Bank.

8.2

Remedy.  Upon the occurrence of any Default and during the continuation of such Default. the Bank shall, at its option, be relieved of any obligation to make further loan advances or extensions of credit under this Agreement; and if such Default constitutes or becomes an Event of Default, the Bank may, at its option, thereupon declare the entire Loan indebtedness and all other extensions of credit to be immediately due and payable for all purposes, and may exercise all rights and remedies available to it under the Security Documents, and other Loan Documents, or any other instrument or document which secures the Loan indebtedness, or available at law or in equity provided that upon the occurrence of an Event of Default specified in Section 8.1(e), the commitment of the Bank and any right of the Borrower to request borrowings hereunder shall be automatically terminated and all Obligations under the Loan Documents shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything in this Agreement or in any other Loan Document to the contrary.  Further, the Bank shall have the right to the appointment of a receiver to take possession of the Borrower's premises, properties, assets, books and records, without consideration of the value of the collateral pledged as security for the Loan and extensions of credit or the solvency of any person liable for the payment of the amounts then owing, and all amounts collected by the receiver shall, after expenses of the receivership, be applied to the payment of the Loan indebtedness, extensions of credit, and interest thereon; and the Bank, at its option, shall have the right to do the same, without the appointment of a receiver.  All such rights and remedies are cumulative and nonexclusive, and may be exercised by the Bank concurrently or sequentially, in such order as the Bank may choose.

ARTICLE NINE:

MISCELLANEOUS

9.1

Amendments.  The provisions of this Loan Agreement, the Note or any instrument or document executed pursuant hereto or securing the Loan indebtedness may be amended or modified only by an instrument in writing signed by the parties hereto.

9.2

Notices.  All notices and other communications provided for hereunder (except for routine informational communications) shall be in writing and shall be mailed, certified mail, return receipt requested, sent by overnight courier service, or delivered, if to the Borrower, to it at the address set forth in the initial paragraph hereof, Attention: William Koppelmann, with a copy (if other than a routine informational communication) to Joel Bernstein, Esq., 2841 Emathla Street, Miami, Florida 33133, if to the Guarantors to them at 13590 SW 134 Avenue, Suite 214, Miami, Florida 33186, and; if to the Bank, to it at 165 Madison Avenue, Memphis, Tennessee 38103, Attention: First Horizon Business Credit, with a copy to Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 165 Madison Avenue, Suite 2000, Memphis, Tennessee 38103, Attention: Jason Strain; or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 9.2. All such notices and other communications shall be effective (i) if mailed, when received or three (3) Business Days after mailing, whichever is earlier; or (ii) if sent by overnight courier service, on the first (1st) Business Day after sending, or (iii) if delivered, upon delivery.

9.3

No Waiver, Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Waiver of any right, power, or privilege hereunder or under any instrument or document now or hereafter securing the indebtedness evidenced hereby or under any guaranty at any time given with respect thereto is a waiver only as to the specified item.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9.4

Survival of Agreements.  All agreements, representations and warranties made herein shall survive the delivery of the Note.  This Loan Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest therein. Bank may assign its rights and delegate its obligations under this Agreement and the other Loan Documents and further may assign, or sell participations in, all or any part of the Loan or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Bank hereunder, except as otherwise provided by the terms of such assignment or participation.

9.5

Liens; Setoff by Bank.  Borrower hereby grants to the Bank a continuing lien, as security for the Note and all other indebtedness, liabilities, and obligations of the Borrower to the Bank, upon any and all of its moneys, securities and other property and the proceeds thereof, now or hereafter held or received by or in transit to, the Bank from or for the Borrower, and also upon any and all deposits (general or special, matured or unmatured) and credits of the Borrower against the Bank, at any time existing.  Upon the occurrence of any Event of Default as specified above, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower to set off, appropriate, and apply any and all items hereinabove referred to against any or all indebtedness of the Borrower to the Bank.

9.6

Governing Law.  This Loan Agreement shall be governed and construed in accordance with the laws of the State of Florida; except that the provisions hereof which relate to the payment of interest shall be governed by (a) the laws of the United States, or (b) the laws of the State of Florida, whichever permits the Bank to charge the higher rate, as more particularly set out in the Note.

9.7

Execution in Counterparts.  This Loan Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

9.8

Terminology; Section Headings.  All personal pronouns used in this Loan Agreement whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Section headings are for convenience only and neither limit nor amplify the provisions of this Loan Agreement.

9.9

Enforceability of Agreement.  Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

9.10

Interest Limitations.  It is the intention of the parties hereto to comply strictly with all applicable usury and similar laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the Maximum Rate.  Any provision hereof, or of any other agreement executed by the Borrower that would otherwise operate to bind, obligate or compel the Borrower to pay interest in excess of such Maximum Rate or fees in excess of the maximum lawful amount shall be construed to require the payment of the maximum rate or amount only.  The provisions of this paragraph shall be given precedence over any other provisions contained herein or in any other agreement applicable to the extensions of credit that is in conflict with the provisions of this paragraph.

9.11

Non-Control.  In no event shall the Bank's rights hereunder be deemed to indicate that, the Bank is in control of the business, management or properties of the Borrower or has power over the daily management functions and operating decisions made by the Borrower, all such rights and powers being hereby expressly reserved to the Borrower.

9.12

Extensions of Termination Date; Continuing Security.

(a)

The specific Termination Date mentioned in Article One may, in the sole and unrestricted discretion of the Bank, by written notice to the Borrower, be extended one or more times to a subsequent date or dates unless, not later than thirty (30) days prior to the specific Termination Date mentioned in Article One, or, in the event of the extension of such Termination Date, not later than thirty (30) days prior to any such then effective extended Termination Date, the Borrower shall notify the Bank in writing that this Agreement shall not be further extended.  The Bank shall be under no obligation whatsoever to extend the initial Termination Date, or to further extend any subsequent Termination Date to which the Bank has previously agreed in writing, any extensions of the initial or any subsequent Termination Date being in the sole and unrestricted judgment and discretion of the Bank.

(b)

Unless sooner declared to be due and payable by reason of the occurrence of an Event of Default, upon the specific Termination Date so fixed in Article One, or in the event of the extension of this Agreement to a subsequent Termination Date (when no effective extension is in force), the Loan and all other extensions of credit (unless sooner declared to be due and payable by the Bank pursuant to the provisions hereof) shall become due and payable for all purposes.  Until all such indebtedness, liabilities and obligations secured by the Security Agreements are satisfied in full, such termination shall not affect the security interest granted to Bank pursuant to the Security Agreements, nor the duties, covenants, and obligations of the Borrower therein and in this Agreement; and all of such duties, covenants and obligations shall remain in full force and effect until the Loan and all other indebtedness, liabilities and obligations of the Borrower to the Bank shall have been fully paid and satisfied in all respects.

9.13

Fees and Expenses.  The Borrower agrees to pay, or reimburse the Bank for, the actual out-of-pocket expenses, including all recording fees, recording and/or privilege taxes, and also including, but not limited to, attorney fees, accountant fees, and subject to Section 2.6, inspectors or other similar experts, as deemed necessary by the Bank, incurred by the Bank in connection with the development, preparation, execution, amendment, recording, administration (excluding the salary of Bank's employees and Bank's normal and usual overhead expenses) or enforcement of, or the preservation of any rights under this Loan Agreement, the Note, the Security Agreement, and any other instrument or document which now or hereafter secures the Loan.  Borrower shall pay and/or reimburse the Bank for all out-of-pocket expenses incurred by Bank's employees incurred with respect to any field exams conducted by the Bank and any amounts payable to third parties to conduct such exams to the extent Bank performs more than two (2) field exams as described in Section 2.6 hereof.

9.14

Time of Essence.  Time is of the essence of the Borrower's obligations under this Loan Agreement, the Note, and the other instruments and documents executed and delivered in connection herewith.

9.15

Compromises, Releases, Etc.  The Guarantors agree that:

(a)

The Bank is hereby authorized from time to time, without notice to Borrower, to make any sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the Loan indebtedness, or of any contract or instrument evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or other guaranties upon any of said indebtedness; and the liability of the Guarantors shall not be in any manner affected, diminished, or impaired thereby, or by any lack of diligence, failure, neglect, or omission on the part of Bank to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said indebtedness or any collateral or security therefor.

(b)

The Bank shall have the exclusive right to determine how, when, and what application of payments and credits, if any, shall be made on the Loan and extensions of credit or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against the Borrower, or any of them, or their property or estate, or to resort to or exhaust its remedies against any collateral, security, property, liens, or other rights whatsoever.

(c)

The Bank may at any time make demand for payment on, or bring suit against, the Guarantors, jointly or severally, or any one or more of the Guarantors, less than all, and may compound with any one or more of the Guarantors for such sums or on such terms as it may see fit, and without notice or consent, the same being hereby expressly  waived, release such of the Guarantors from all further liability to the Bank hereunder, without thereby impairing the rights of the Bank in any respect to demand, sue for, and collect the balance of the indebtedness from any of the Guarantors not so released.

(d)

Any claims against the Borrower accruing to any of the Guarantors by reason of payments made to the Bank shall be subordinate to any indebtedness now or at any time hereafter owing by Borrower to the Bank, each Guarantor hereby waiving all rights of subrogation against the Borrower until all indebtedness, liabilities and obligations of the Borrower to the Bank shall have been fully and finally paid and satisfied.

9.16

Joinder of Guarantors.  The Guarantors identified in Section One hereof join herein for the purpose of acknowledging and consenting to the terms and provisions hereof (and especially the provisions of this Section), and do further, jointly and severally, absolutely and unconditionally guarantee the payment and performance of each and every obligation and undertaking of the Borrower hereunder.

9.17

Conflict.  In the event of any conflict between the provisions hereof and the provisions of the Note, the Security Agreement, or any other Loan Document, during the continuance of this Agreement the provisions of this Agreement shall control.

9.18

As to the Bank's Base Rate.  Borrower acknowledges that the Bank's Base Rate is one of several interest rate indices employed by the Bank; and that the Bank has made and may hereafter make loans bearing interest at rates which are higher or lower than the Bank's Base Rate.

9.19

Tolling of Statute of Limitations.  It is expressly understood and agreed that any payment of principal or interest shall automatically toll the running of any statute of limitations otherwise applicable to the Borrower's obligations under the Note, this Loan Agreement, the Security Agreements or any other Loan Document.

9.20

Reports.  Except as otherwise expressly set forth herein, all certificates and reports to be furnished by the Borrower to the Bank shall be furnished by an Authorized Agent of the Borrower as designated in the Authorization or as otherwise designated from time to time in writing by the Borrower, or if there is no existing designation, by the President or Chief Executive Officer of the Borrower.

9.21

Venue of Actions.  As an integral part of the consideration for the making of the Loan, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, by any of the Guarantors, or by any heir, successor, personal representative or assignee of any of them, with respect to the Loan contemplated hereby, or with respect to any of the Loan Documents, other than in a state or federal court of competent jurisdiction in and for Broward County, Florida, and not elsewhere.  Nothing in this paragraph contained shall prohibit Bank from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder, in the Note, in the Security Agreement or in any other Loan Document.

9.22

Waiver of Right to Trial by Jury.  BORROWER, BANK, AND GUARANTORS WAIVE TRIAL BY JURY IN RESPECT OF ANY “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.”  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, BANK, AND GUARANTORS, AND BORROWER, LENDER AND GUARANTORS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS.  BORROWER, BANK, AND GUARANTORS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  BORROWER AND GUARANTORS FURTHER REPRESENT AND WARRANT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.23

License.  Bank is hereby granted by the Borrower an irrevocable, non-exclusive license and other right to, during the existence of an Event of Default, use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Borrower, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property of the Borrower, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  The Borrower's rights and interest under the Intellectual Property shall inure to Bank's benefit.

9.24

Electronic Transmission of Data.  Bank and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet to the parties, the parties affiliates, agents and representatives, and other Persons involved with the subject matter of this Agreement.  Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Bank does not control the method of transmittal or service providers; (b) Bank has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission; and (c) Borrower will release, hold harmless and indemnify Bank from any claim, damage or loss, including that arising in whole or part from Bank's strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data.

9.25

Electronic Imaging.

This Agreement and the Loan Documents (collectively, the "Documents") will be scanned into an optical retrieval system and the original Documents may be destroyed.  By signing this Agreement, Borrower agrees that a copy from the optical retrieval system of any of the Loan Documents, including without limitation, any Note and/or Guaranty Agreement, shall have the same legal force and effect as an original and can be used in the place of an original in all circumstances and for all purposes, including but not limited to negotiation, collection, legal proceeding or authentication.

9.26

Assignments and Participations.  Bank may sell or offer to sell the Loan or interests therein to one or more assignees or participants.  Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Bank in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Bank hereunder.  Bank may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, Borrower, any of Borrower's principals, or any Guarantor, to any actual or prospective assignee or participant, to Bank's affiliates, to any regulatory body having jurisdiction over Bank, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Bank and the Loan, or to any other party as necessary or appropriate in Bank's reasonable judgment.

9.27

Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

9.28

Deletion from Acceptable Receivables.  In the event that a Commissioner of any state or the agency or administrator of any state charged with responsibility for regulating insurance companies, insurance agents, and/or premium finance companies shall (a) revoke the license of Borrower to finance insurance premiums in that state or (b) initiate administrative or judicial proceedings which seek to revoke such license or to bar Borrower from financing insurance premiums to residents of that state, then Receivables with respect to Policyholders residing in such states shall be deleted as Acceptable Receivables.

[SEPARATE SIGNATURE PAGE(S) FOLLOW]

SIGNATURE PAGE
TO
LOAN AGREEMENT

IN WITNESS WHEREOF, the Borrower, Entity Guarantor, and the Bank have caused this Agreement to be executed by their respective officers, duly authorized so to do and the Individual Guarantors have executed this Agreement, all as of the day and year first above written.

STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION

By: /s/ William J. Koppelmann
Name: William. Koppelmann

Title: President and CEO

BORROWER

FIRST HORIZON BANK

By: /s/ Henry Sosa
Name: Henry Sosa

Title: Senior Vice President

BANK

STANDARD PREMIUM FINANCE HOLDINGS, INC.

By: /s/ William J. Koppelmann
Name: William Koppelmann

Title: President and CEO

ENTITY GUARANTOR

/s/ William Koppelmann

WILLIAM KOPPELMANN

/s/ Mark Kutner

MARK KUTNER

INDIVIDUAL GUARANTORS

S-1

LIST OF EXHIBITS TO LOAN AGREEMENT

Exhibit "A"

—

Borrowing Base

Exhibit "B"

—

Additional Permitted Encumbrances

Exhibit "C"

—

Form of Promissory Note

Exhibit "D"

—

Form of Premium Finance Agreements

Exhibit "E"

—

Form of Custodian Acknowledgment

Exhibit "F"

—

Form of Borrowing Base Certificate

Exhibit "G"

—

Form of Compliance Certificate

Exhibit "H"

—

Form of Subordination Agreement

Exhibit "I"

—

Listing of Subordinated Debt as of the Closing Date

Exhibit "J"

—

Form of Notice

EXHIBIT "A"
TO
LOAN AGREEMENT

Borrowing Base

The Borrowing Base is an amount equal to:

(a)

the Advance Rate (from time to time in effect) times Net Receivables that are Acceptable Receivables,

minus

(b)

the sum of the following (i) Availability Reserves and (ii) Bank Product Reserves.

(Note:

Although the Borrowing Base is limited as set forth above, Bank's security interest covers and includes all of the Borrower's assets, both now owned and hereafter acquired, as more particularly described in the Security Agreement.)

1

EXHIBIT "B"
TO
LOAN AGREEMENT

Additional Permitted Encumbrances

NONE

1

EXHIBIT "C"
TO
LOAN AGREEMENT

(Form of Promissory Note)

See Form of Promissory Note attached hereto.

Revolving Credit NOTE

$35,000,000.00	February ____, 2021

ON OR BEFORE February ____, 2023 (the "Termination Date"), the undersigned, STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation ("Maker"), promises to pay to the order of FIRST HORIZON BANK, a Tennessee banking corporation  having its principal place of business in Memphis, Tennessee ("Bank"), the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000.00), value received, together with interest from date until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said interest being payable monthly, on the first (1st) day of each month hereafter, commencing on the first (1st) day of March, 2021, with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.

The "Termination Date" may be extended one or more times pursuant to the provisions of that certain Revolving Loan Agreement, dated of even date, among the Maker, the Bank and certain guarantors therein mentioned and described, as said agreement may be amended or modified (the "Loan Agreement"); and, if so extended, such extended date shall thereupon constitute the Termination Date.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

The interest rate on this Note is subject to change from time to time based on changes in an independent index (the "Index") which is the LIBOR Rate (as hereinafter defined) adjusted and determined, without notice to Maker, as of the date of this Note and on the 1st day of each calendar month hereafter (the "Interest Rate Change Date"); provided that if the Index is less

1

than 0.50%per annum, the Index shall be deemed to be 0.50% per annum.  The "LIBOR Rate" shall mean the London Interbank Offered Rate of interest for an interest period of one (1) month, which appears on Bloomberg page BBAM under the column heading "USD" on the day that is two (2) London Business Days preceding each Interest Rate Change Date (the "Reset Date").  If the source set forth above for the LIBOR Rate is not available or is not published for any Reset Date, then Bank shall, at its sole discretion, choose a substitute source for the LIBOR Rate, which LIBOR Rate (subject to the floor in the Index as herein provided) plus the Margin (hereinafter defined) shall become effective on the next Interest Rate Change Date.  "London Business Day" shall mean any day on which commercial banks in London, England are open for general business.  The Index is not necessarily the lowest rate charged by Bank on its loans.  Bank will tell Maker the current Index rate upon Maker's request.  The interest rate change will not occur more often than each month.  Maker understands that Bank may make loans based on other rates as well.  The Index is currently _______________ percent (____%) per annum.  The interest rate to be applied to the unpaid principal balance of this Note  (the "Contract Rate") will be the Index (subject to the floor in the Index as herein provided) plus a margin of 2.85% (the "Margin"), which results in an initial interest rate of _______________ percent (____%).   NOTICE:  Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law.

Notwithstanding the foregoing, if at any time the Bank determines (which determination shall be conclusive absent manifest error):

(A) that:

(i) by reason of circumstances affecting the London interbank eurodollar market, the LIBOR Rate cannot be determined, or

(ii) (x) United States dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and interest period set forth above or (y) the LIBOR Rate for such interest period set forth above does not adequately and fairly reflect the cost to Bank of funding such loan and in either event, such circumstances are unlikely to be temporary;

or

(B) that the circumstances set forth in (A) above have not arisen, but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority (hereinafter defined) has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans or that the LIBOR Rate is no longer representative or a Change in Law has occurred that makes it unlawful for Bank to make or maintain a LIBOR Rate or the current interest rate on the Note, then, in either event, reasonably promptly thereafter the Bank shall notify the Maker of such event and shall designate an alternate rate of interest to the LIBOR Rate (or current interest rate) to be used as the Index that gives due consideration to any evolving or then-existing convention for similar U.S. dollar denominated credit facilities for such alternative benchmarks and adjustments (such rate being referred to as the “Replacement Rate”) and the Bank shall promptly provide written notice amending this Note and any other relevant Loan Documents (the

2

“Amendment”) to reflect such alternate rate of interest and such other related changes to this Note (including without limitation changes with respect to the applicable Margin) as may be necessary or appropriate in the opinion of the Bank to effect the provisions of this paragraph and to achieve a final all-in interest rate substantially similar as of the Effective Date of the Amendment to that in effect prior to the occurrence of the event set forth above (collectively, “Replacement Rate Conforming Changes”).  The Amendment shall become effective upon the date specified in the notice. No replacement of LIBOR (or other rate) with a Replacement Rate pursuant to this paragraph shall occur prior to the effective date for such Amendment.

The Replacement Rate shall specify that in no event shall such Replacement Rate be less than the floor in the Index as provided above.  Such Replacement Rate and Replacement Rate Conforming Changes shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Bank, such Replacement Rate and Replacement Rate Conforming Changes shall be applied as otherwise reasonably determined by Bank.

"Change in Law" shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof, in all cases by Governmental Authority having jurisdiction over the Bank, in each case after the date hereof.

 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory function of or pertaining to government.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the lesser of (a) ten percent (10%) per annum or (b) the maximum effective variable contract rate which may be charged by the Bank under applicable law from time to time in effect (the "Maximum Rate").

Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Bank, at its option, may charge, and the Maker agrees to pay, interest on disbursed and unpaid principal balances at the default rate (the "Default Rate") per annum equal to the lesser of (a) the Maximum Rate or (b) (i) the Contract Rate plus (ii) 4%.

Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Default Rate.

For any payment which is not made within ten (10) days of the due date for such payment, the Maker shall pay a late fee.  The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.

3

This Note is secured by the Security Documents and may now or hereafter be secured by other mortgages, trust deeds, assignments, security agreements, or other instruments of pledge or hypothecation.

All installments of interest, and the principal hereof, are payable at the office of First Horizon Bank, 165 Madison Avenue, Memphis, Tennessee 38103, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

If the Maker shall fail to make payment of any installment of principal or interest when due, or upon any default in the terms and provisions of any of the Security Documents, or upon any default in any other mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, or upon the occurrence of any Event of Default under the Loan Agreement, or upon the death or dissolution of the Maker or any guarantor (or if the Maker or any guarantor is a partnership, the death or dissolution of any general partner thereof), or upon any default in the payment or performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, if any such default is not cured within any cure period applicable thereto, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived and Bank may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Loan Agreement or any other Loan Document.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.  These include, but are not limited to, the Bank's reasonable attorney's fees and legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.

To the extent permitted by applicable law, the Bank reserves a right of setoff in all the Maker's accounts with the Bank (whether checking, savings, or some other account).  This includes all accounts the Maker may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  The Maker authorizes the Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at the Bank's option, to administratively freeze all such accounts to allow the Bank to protect the Bank's charge and setoff rights provided in this paragraph.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account or obtains a loan.  What this means to Maker:  When Maker opens an account, or obtains a loan, the Bank will ask for Federal Tax Identification Number, physical street address, full legal name of the Maker and other

4

information that will allow the Bank to identify Maker.  The Bank may also ask Maker to provide copies of certain documents that will aid in confirming this information.  Failure to provide the required information will result in a violation of federal law and will constitute a default hereunder.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.  Maker agrees that borrowers, endorsers, guarantors and sureties may be added or released without notice and without affecting Maker's liability hereunder.  The liability of Maker shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral.  The liability of Maker shall be absolute and unconditional and without regard to the liability of any other party hereto.

It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto.  All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law.  Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only.  The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Florida from time to time in effect, except to the extent that applicable federal law or Chapter 568, Florida Statutes, or Section 687.12, Florida Statutes, as amended and supplemented from time to time, may permit the charging of a higher rate of interest than Chapter 687, Florida Statutes, in which event such applicable federal law and Florida statutes, as amended and supplemented from time to time, shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

5

If this Note is prepaid prior to maturity, the Maker may be required to pay a prepayment premium under terms set forth in the Loan Agreement.  Additionally, if an Interest Rate Swap has been entered into in connection with this Note, any full or partial prepayments of principal amounts due under this Note may require termination or adjustment of the Interest Rate Swap and may result in a payment due from Maker per the terms and conditions of the Interest Rate Swap.

This Note evidences a revolving line of credit.  Advances under this Note may be requested either orally or in writing by the Maker or by an authorized person.  The Bank may, but need not, require that all oral requests be confirmed in writing.  All communications, instructions, or directions by telephone or otherwise to the Bank are to be directed to the Bank at the Bank's address.  The Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of the Maker's accounts with the Bank.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by the Bank's internal records, including daily computer print-outs.  The Bank will have no obligation to advance funds under this Note if: (a) the Maker or any guarantor is in default under the terms of this Note or any agreement that the Maker or any guarantor has with the Bank, including any agreement made in connection with the signing of this Note; (b) the Maker or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with the Bank; or (d) the Maker has applied funds provided pursuant to this Note for purposes other than those authorized by the Bank.

Bank is hereby authorized to disclose any financial or other information about Maker to any regulatory body or agency having jurisdiction over Bank and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Bank to Maker.  The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Maker.  However, subject to applicable law, Bank shall use reasonable efforts to protect the confidentiality of the terms and conditions of the Loan in all other respects.

The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable.  In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Maker without the prior written consent of Bank, and any such assignment or attempted assignment by Maker without consent shall be void and of no effect with respect to Bank.

Bank may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby.  The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and

6

all obligations of such holder to Maker, in each case as fully as though Maker were directly indebted to such holder.  Bank may in its discretion give notice to Maker of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Bank's or such holder's rights hereunder.

Maker irrevocably appoints each and every member and/or officer of Maker as its attorneys upon whom may be served, by certified mail at the address set forth in the Loan Agreement, or such other address as may be directed by Maker, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Broward County, Florida, by service of process on any such owner, partner and/or officer; and Maker agrees that such courts of the state shall have jurisdiction with respect to the subject matter hereof and the person of Maker and all collateral securing the obligations of Maker.  Maker agrees not to assert any defense to any action or proceeding initiated by Bank based upon improper venue or inconvenient forum.

UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE MAKER AND BANK, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  MAKER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BANK MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT.  FURTHER, THE MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OF AGENT OR BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT OF JURY TRIAL PROVISION.  NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.  MAKER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT, AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

[Signature page follows]

7

STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION

By:/s/ William. J. Koppelmann
Name: William Koppelmann
Title: President and CEO

MAKER

8

EXHIBIT "D"
TO
LOAN AGREEMENT

FORM OF PREMIUM FINANCE AGREEMENT

[See attached]

1

Standard Premium Finance Management Corporation PO Box 522941 Miami, Florida 33152-2941

CONTRACT NO.

PREMIUM FINANCE AGREEMENT

This AGREEMENT made on the date indicated between the insured and STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida Corporation, hereinafter called "SPFMC", for the financing of the balance of the premiums on the following insurance policies:

POLICY NUMBER	Full Name and Address of Insurance Company and Name & Address of General Agent to which policy premium is paid	FOR SPFMC USE ONLY	INCEPTION DATE	POLICY EXPIRES	TYPE OF COVERAGE	PREMIUM
	○ Coupons ○ ACH* ○ Monthly Billing					

(A) CASH PRICE (Total Premiums)	(B) YOUR CASH DOWN PAYMENT	(C) AMOUNT FINANCED The Amount of credit provided to you or on your behalf. Unpaid balance of cash price.	(D) **FINANCE CHARGE** The dollar amount the credit will cost you.	(E) DOCUMENTARY STAMPS State required documentary stamps.	(F) Total of Payments (BALANCE DUE) The amount you will have paid after you have made all payments as scheduled.	(G) **ANNUAL PERCENTAGE RATE** The cost of your credit as a yearly rate.	(H) DEFERRED PAYMENT PRICE (B) plus (F)
$	$	$	$	$	$	%	$

State Documentary Stamp Tax Where Applicable by Law in the amount stated above will be paid directly to the Department of Revenue.

YOUR PAYMENT SCHEDULE WILL BE:

(I) Amount Of Each Payment	(J) Number Of Payments	**(K) Payments Are Due Monthly**
$		Beginning ____________ DATE OF FIRST PAYMENT

Each of the monthly payments is due on the same day of each succeeding month until paid in full.

SECURITY: You are giving a security interest in any and all unearned return premiums, dividends and loss payments which may become payable under the policies. **LATE CHARGE**: If a payment is 5 days late, you will be charged 5% of the late installment, but not less than $1.50 for Georgia, Florida, Alabama and Mississippi; not less than $1.00 for South Carolina. In Texas and Tennessee, if a payment is 10 days late, you will be charged 5% of the late installment, but not less than $2.00 for Tennessee or otherwise prescribed by the state of jurisdiction (not to exceed $10.00 on personal lines in Florida). **PREPAYMENT**: If you pay off early, you may be entitled to a refund of part of the finance charge, although you may have to pay a prepayment penalty. See the reverse side/page 2 of this document for additional information about nonpayment, default, and prepayment penalties.

FEDERAL TRUTH IN LENDING DISCLOSURES

FOR VALUE RECEIVED the undersigned insured promises and agrees to pay to the order of "SPFMC" the sum of (being the total of payments of above) pursuant to all of the terms and conditions contained in the Schedule above, and in the Terms and Conditions of this agreement, all of which are incorporated herein. $

NOTICE: SEE REVERSE SIDE/PAGE 2 FOR IMPORTANT INFORMATION

NOTICE: 1. DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT OR IF IT CONTAINS ANY BLANK SPACE. 2. YOU ARE ENTITLED TO A COMPLETELY FILLED-IN COPY OF THIS AGREEMENT. 3. UNDER THE LAW, YOU HAVE THE RIGHT TO PAY OFF IN ADVANCE THE FULL AMOUNT DUE AND UNDER CERTAIN CONDITIONS OBTAIN A PARTIAL REFUND OF THE FINANCE CHARGE.

DO NOT SIGN THIS AGREEMENT UNTIL ALL REMAINING CONDITIONS ON REVERSE SIDE/PAGE 2 HAVE BEEN READ BY YOU.

THE UNDERSIGNED EXECUTED THIS LOAN AGREEMENT AND RECEIVED A COPY THEREOF THIS ____________ DAY OF ____________ 20 ____

(PRINT or TYPE)

Policy will be cancelled for Non-Payment.

SIGNATURE OF INSURED (If Corporation, Title of Officer Signing)

X ____________________

INSURED NAME (as stated in policy)

Your loan and this instrument or agreement have been or are being assigned as collateral to First Horizon Bank

Address

City, State, Zip Code   Tel. No.   S.S. # or Business I.D. #   Driver's license #

AGENT'S NOTE: The undersigned agent hereby certifies that all policies listed above hereof have been issued and delivered and that the down payment as shown in the contract has been paid by or on behalf of the insured and that all policies listed therein were issued by this agency. The undersigned warrants that the above contract evidences a bona fide and legal transaction, that the insured is of legal age and has capacity to contract, that the signature is genuine and that he has delivered a copy of this contract to the insured. The agent further states that none of the above policies listed hereon contain an audit or reporting form. Agent acknowledges that it is not affiliated in any capacity or manner with SPFMC and agrees in the event of cancellation to remit the gross unearned commissions or unearned premiums to SPFMC upon request.

PRINT NAME AND ADDRESS OF AGENT OR BROKER OF THE INSURANCE POLICY (IES)

X ____________________

SIGNATURE OF BROKER OR AGENT

Standard Premium Finance Management Corporation 13590 SW 134 Avenue Suite 214 Miami, FL 33186

2

TERMS AND CONDITIONS

WITNESSETH: That in consideration of the payment by SPFMC to the respective insurance companies or their agents of the balance of the premiums upon the policies of insurance hereinbefore described the insured agrees with SPFMC as follows:

1. I assign SPFMC the total amounts payable hereunder including any and all unearned premiums, dividends and loss payments under said policies which reduce the unearned premiums (subject to any mortgagor or loss payee interests), and overpayment which may become due or available under any policy listed in this Agreement, regardless of the reason. Therefore, and without regard to the manner or cause of any of the same becoming due or payable, I hereby authorize and instruct my insurer to pay such funds or proceeds to SPFMC.
2. I agree that all installment payments due hereunder shall be made directly to SPFMC and payments to any other person, firm, insurance agency, corporation or otherwise shall not constitute payment to SPFMC. In the event that default be made in payment to SPFMC of any installment hereof and continue for ten (10) days after due date, time being the essence hereof, I acknowledge the remaining balances due SPFMC shall become due and payable, I agree that default in payment of any installment hereof for a period of ten (10) days shall be deemed to be a request for cancellation of the scheduled policies and for notice of such cancellation to be given by SPFMC to said insurance companies issuing said policies.
3. I appoint SPFMC my true and lawful attorney-in-fact irrevocably to receive, receipt and endorse my name to any check or draft for all monies that may become due and to apply the same to the extent required to make repayment under this agreement and return any excess per state regulations. Until this obligation is paid in full, SPFMC is hereby granted a lien on any unearned premiums and overpayment, and the foregoing Power of Attorney, coupled with an interest, shall be irrevocable, shall survive death or incapacity, and shall continue in full force and effect. In acting pursuant to this Power of Attorney, my Attorney-in-fact, SPFMC, is relieved of any and all liability to me or any other party and the undersigned shall fully save and hold SPFMC harmless from any and all claims or lawsuits.
4. I agree that SPFMC may collect and enforce payment of the indebtedness evidenced hereby without recourse to any security underlying this agreement.
5. I have in effect no other premium agreement or other encumbrance, nor will I effect same during the term of this agreement on any policy listed on the front/page 1 of this agreement.
6. I understand that any payment made and accepted after mailing of the cancellation notice on any insurance policy shall not constitute reinstatement of such insurance policy. SPFMC at its option may request reinstatement of the policies when such payment(s) are received; however, reinstatement is at the discretion of the insurance company.
7. I understand that this agreement shall not be effective until accepted by SPFMC and payment made of the AMOUNT FINANCED for the premium described on the front/page 1 hereof. All rights in this agreement conferred upon SPFMC should inure SPFMC'S successors and assigns.
8. I agree that the agent or broker soliciting said policies is not agent of SPFMC and is without authority to bind it by representation or otherwise.
9. I authorize SPFMC to correct any error or omission in the completion of this Agreement. A copy of this agreement will be mailed to me al the address shown hereon in the event of any change in Blocks (A) thru (K).
10. I have the right to payoff in advance the full amount due and under certain conditions to obtain a partial refund of the FINANCE CHARGE computed under the Rule of 78's, or otherwise by the method prescribed by regulatory authority of the State of jurisdiction, and subject to a minimum earned SERVICE CHARGE of $20 for Georgia, Florida, South Carolina and Alabama, 4% of the loan amount for Tennessee and $20 for loan amounts up to $1,000 and $25 loan amounts over $1,000 for Texas.
11. I understand LATE CHARGES will be imposed as prescribed by regulatory authority of the Stale of jurisdiction on the front/page 1 hereof under FEDERAL TRUTH IN LENDING DISCLOSURES.
12. I understand that the FINANCE CHARGE begins to accrue as of the earliest Policy Effective Date or as of the date of this agreement or as of any other date prescribed by state law ("finance charge accrual date").
13. I agree that in the event of a default in payment of any installment or any delinquency charge due hereunder, or upon failure by the insured to comply with any of the terms or conditions hereof, or if a proceeding in bankruptcy, receivership or insolvency be instituted by or against the insured, or if any insurer shall become insolvent, suspend business or cease to be qualified to do business, the unpaid balance due hereunder shall be immediately due and payable. In such event, SPFMC may cancel the policies covered hereby (when permitted by law).
14. I warrant that each of the policies covered hereunder (or a binder thereof) has been issued to the undersigned, is in full force and effect and that no other power of attorney or other encumbrance or assignment is in effect, nor will same be put into effect, except for the interest of mortgagor or loss payees, and I agree that all rights conferred upon SPFMC shall inure to SPFMC'S successors and assigns.
15. I agree when permitted by law, that in the event the total premiums are greater than that shown hereon, this agreement may be amended to reflect the actual premiums and the undersigned will (I) pay the difference due or (II) pay any required additional down payment, and authorize SPFMC to advance any additional premium payment due and I agree to pay any additional finance charge permitted by law.
16. I agree that (i) SPFMC assumes no liability as an insurer, (ii) singular words used herein shall be deemed plural and vice versa as the sense of this agreement demands, (iii) if any court of competent jurisdiction finds any part or provision of this agreement to be invalid or unenforceable, such findings shall not affect any other part or provision.
17. I agree to pay a fee of $20 for Georgia and $15 for Florida and Mississippi to cover SPFMC's handling and processing cost for each check applied to this indebtedness that is returned by payor's bank unpaid.
18. I agree to remain liable for any unpaid or deficiency balance due hereunder and pay the same with interest after maturity at the maximum legal rate.
19. I agree to pay a reasonable collection or attorney fee imposed as prescribed by regulatory authority of state of jurisdiction (not to exceed 20% of the amount due in Florida), should this agreement be placed for collection with an attorney or firm who is not a salaried employee of SPFMC
20. I agree to pay SPFMC a cancellation charge for a policy cancelled In accordance with terms of this agreement. Such charge shall be up to the maximum amount allowed by law.
21. A payment under this agreement shall be deemed paid on the date it is physically received by SPFMC at the address listed on this agreement and delinquent if not received at this address on or before the date it is due.
22. Right to Offset. SPFMC reserves the right to offset an account of named insured based on a prior outstanding balance owed to SPFMC by same insured. (Not applicable in Florida).
23. I authorize SPFMC to fill in the name of the insuring company, general agency, policy number and due date of the first payment in the event the policy is not issued at the time this agreement is executed.
24. Any return premiums received from an insurance company will be credited to the balance due hereunder and if there is any excess of at least $1.00 for Florida, Alabama, and Tennessee; $3.00 for South Carolina and Mississippi; and $5.00 for Georgia and Texas over the balance due, it will be refunded to the undersigned.
25. This contract is subject to the approval and acceptance by SPFMC and if not approved and accepted it is to be returned. SPFMC issuance of funds for the policies listed on the front/page 1 hereof to the agent or insurer or paying the draft will be considered acceptance.

AGENT GUARANTEE: In consideration of any audit, earned premium requirement and/or any other policy restriction(s) that could otherwise affect the collateral in this loan, the undersigned agent promises and agrees to pay to the order of SPFMC upon demand, an amount not to exceed the original loan balance (being the Total of Payments as described herein).

Agent Signature ______________________ Date ______________________

NOTICE: Your insurance policy premiums have been financed and are payable on a monthly payment basis. If you do not pay each payment on or before the date due or within 15 days of the due date, we have the right to CANCEL your insurance policy or policies which are financed under the agreement. To avoid cancellation of your policy or polices, MAKE YOUR PAYMENTS ON TIME.

The Federal Equal Opportunity Act prohibits Creditors from discriminating against applicants on the basis of sex or marital status. The Federal agency which administers compliance with this law concerning this Premium Finance Company is the Federal Trade Commission, 60 Forsyth St., S.W., Suite 5M35, Atlanta, Georgia 30303-2322.

Standard Premium Finance Management Corporation 13590 SW 134 Avenue Suite 214 Miami, FL 33186

3

EXHIBIT "E"
TO
LOAN AGREEMENT

Form of Custodian Acknowledgment

William Koppelmann ("Custodian") confirms that he has received notice that First Horizon Bank ("Lender") has a security interest in the Premium Finance Agreements and other documents described on Schedule 1 attached hereto and incorporated herein by reference (the "Collateral").  Custodian warrants that Schedule 1 accurately describes all items of Collateral presently held by the Custodian or his agent.

The undersigned Custodian hereby acknowledges to Lender that he or his agent presently holds the Collateral referenced herein in the possession of him or his agent and further acknowledges to Lender that he (or his agent) holds such Collateral solely as the custodian and bailee for the Lender as secured party and has no notice of any interest of any other purchaser or secured party with respect to the Collateral.

__________________________________

Printed Name of Custodian:  William Koppelmann

Date:_______________________

1

SCHEDULE 1

Loan Number	Policyholder	Original Amount	Current Balance

2

EXHIBIT "F"
TO
LOAN AGREEMENT

(Form of Borrowing Base Certificate)

See Form of Borrowing Base Certificate attached hereto.

1

FIRST HORIZON

FIRST HORIZON BUSINESS CREDIT
Borrowing Base Certificate
Client Name: Standard Premium Finance Management Corp

Report # 1
Date
As of 1/31/21

		Notes Receivable Activity (Rollforward)	Notes Receivable - Customers	Notes Receivable - Insurance Companies	Total
1.	**Total Notes Receivable (Line 4 of Previous Report)**	$ 0.00			
2.	**Additions to Notes Receivable - Please See Attached Details**				
	A. New Loans 1/1/21 through 1/31/21 +	$ 0.00			
	B. Other Additions (Attach Explanation) +	$ 0.00			
	C. **Total Additions**	$ 0.00			
3.	**Deductions to Notes Receivable - Please See attached Details**				
	A. Loan Payments -	$ 0.00			
	B. Credit Memos # 1/1/21 through 1/31/21 -	$ 0.00			
	C. Discounts Allowed -	$ 0.00			
	D. Other Deductions (Attach Explanation) -	$ 0.00			
	E. **Total Deductions**	$ 0.00			
4.	**Net Total N/R at Month-End - Please See Attached Details**	$ 0.00	$ 0.00	$ 0.00	$ 0.00
	A. **Less:** Loan Payments Not Posted to Notes Receivable (from Page 3)		$ 0.00	$ 0.00	$ 0.00
5.	**Total Ineligible Notes Receivable** (From Notess Receivable Detail and Ineligibles Report)		$ 0.00	$ 0.00	$ 0.00
6.	**Total Eligible Notes Receivable (Line 4 minus 4A minus 5)**		$ 0.00	$ 0.00	$ 0.00
7.	**Notes Receivable Loan Value (Line 6 multiplied by Adv Rate)**	85%	$ 0.00	85% $ 0.00	$ 0.00
8.	Other Collateral Loan Value (As Approved by Bank)				$ 0.00
9.	**Total Collateral Loan Value** (Line 7 + 8)				$ 0.00
10.	**Less:** Collateral Reserves				
	A. Letters of Credit +	$ 0.00			
	B. Dilution Reserve (Per FHBC) +	$ 0.00			
	C. Collateral Adjustment Ratio (Per FHBC) +	$ 0.00			
	D. **Total Collateral Reserves** (Lines 10A + 10B + 10C)	$ 0.00			
11.	**Adjusted Collateral Loan Value** (Line 9 - Line 10D)				$ 0.00
12.	Line of Credit	$ 35,000,000.00			
13.	**Less:** Line Reserves				
	A. Letters of Credit +	$ 0.00			
	B. Other Reserve +	$ 0.00			
	C. Other Reserve +	$ 0.00			
	D. **Total Line Reserves** (Lines 13A + 13B + 13C)	$ 0.00			
14.	Adjusted Line of Credit (Line 12 - Line 13D)	$ 35,000,000.00			
15.	**Face Amount** (Lesser of **Adjusted Collateral Loan Value** or **Adjusted Line of Credit**)				$ 0.00
16.	**Loan Account - Please See Attached Details**				
	A. Loan Balance Last Borrowing Base Report	$ 0.00			
	B. Less Cash Collected/Paid on Loan Since Last Borrowing Base Report -	$ 0.00			
	C. Advances Since Last Borrowing Base Report +	$ 0.00			
	D. New Loan Balance This Borrowing Base Report	$ 0.00			
17.	**Line of Credit Balance (This Report)**				$ 0.00
18.	**Availability / (Overadvanced)** Availability is calculated by subtracting the Line of Credit Balance (Line 14) from the Adjusted Collateral Loan Value (Line 12).				$ 0.00

CERTIFICATE AND AGREEMENT:

The undersigned ("Borrower") do(es) hereby certify, represent, and warrants to FIRST HORIZON BANK ("BANK") that:

(1) The information set herein and in the attachments ("Attachments") hereto is true, accurate, and complete in all respects, without any material deviations or omissions.

(2) All of the Collateral described above ("Collateral") is subject to the security interest of BANK, pursuant to one or more previously executed Security Agreements; and to further assure BANK, of such security interest, the Borrower does hereby assign, transfer and convey to BANK, and grant to BANK, a security interest in said Collateral for the purpose of securing the payment of all indebtedness, liabilities, and obligations of the Borrower to BANK, of every kind, character or description, now existing or hereafter created or arising, absolute or contingent, due or to become due, whether several, joint and several, and howsoever owned, held or acquired.

(3) None of the Collateral is subject to any lien, security interest, or claim of any party other than BANK, except:

(4) All representations and warranties made by Borrower in any Loan Agreement(s) or Security Agreement(s) executed in favor of BANK, (collectively called "Loan Documents") remain true, accurate, and complete in all respects, the same as if made on the date hereof. Further, the Borrower has no knowledge of any default by Borrower in any of the covenants and conditions contained in the Loan Documents, nor of any event, circumstance or condition which, with the giving of notice, lapse of time, or both, would become a default or event of default in any of the Loan Documents.

(5) The Borrower has not changed its name, the state under which it is organized, chief executive office or type of organization (i.e. corporation, limited liability company, limited partnership), nor merged with any other entity since it closed the loan with the bank.

(6) The Attachments (which are made a part of the Certificate by reference) are identified specifically as follows:

By: ______________________ **Title:** ______________________ **Date Signed:** ______________________

Bank reserves the right to confirm or amend the information presented in this Borrowing Base Report which may alter the Availability.

2

EXHIBIT "G"
TO
LOAN AGREEMENT

(Form of Compliance Certificate)

See Form of Compliance Certificate attached hereto.

1

[DATE]

Mr. ___________

First Horizon Business Credit

First Horizon Bank

165 Madison Avenue

Memphis, TN 38103

Re:

Compliance Certificate

I, __________________________, ________________, of Standard Premium Finance Management Corporation ("Borrower"), certify to First Horizon Bank that the attached financial statements for the YTD period ending ___________   ____, 20__, present fairly the financial position and results of operations of Borrower.

The attached statements include the Balance Sheet and Income Statement.

This certification is provided solely to First Horizon Bank under the provision of Section 6.6(b) of the Loan Agreement by and between First Horizon Bank and Borrower.

Covenant

Actual

In Compliance

Yes

No

Maximum Total Balance Sheet Leverage Ratio

1.25 to1.00

______

_____

_____

Minimum Fixed Charge Coverage Ratio

 3.0 to 1.0

______

_____

_____

Subordinated Debt

≥ $8,500,000

______

______

______

Attached hereto is a current schedule of Subordinated Debt as of _____________, 20__ and a summary of any new or replacement Subordinated Debt and any Subordinated Debt that has been repaid in accordance with the Loan Agreement. All Subordinated Debt is in compliance with the Loan Agreement and the Subordination Agreement(s).

By signing below, I acknowledge that I have completed the above covenant compliance check, and to the best of my knowledge, except where indicated, Borrower is in compliance with all of the above covenants and all other affirmative and negative covenants, events of default, and all other terms of the agreements encompassing the Loan Agreement  dated February 3, 2021, among First Horizon Bank, Borrower, and certain guarantors named therein, as same may be modified, amended, and/or restated (the "Loan Agreement"), and the Security Agreement (as defined in the Loan Agreement), and no Event of Default has occurred under the Loan Agreement.

Standard Premium Finance

Management Corporation

By:

____________________

Name:    __________________

Title:

____________________

2

Compliance Certificate Schedule of Subordinated Debt and Subordinated Debt Summary

[See attached]

3

EXHIBIT “H”
TO
LOAN AGREEMENT

(Form of Subordination Agreement)

[See attached]

ARTICLE TEN:

SUBORDINATION AGREEMENT

ARTICLE ELEVEN:

THIS SUBORDINATION AGREEMENT (“Agreement”), dated as of February __, 2021, by those certain “SUBORDINATED CREDITORS”, identified  on  Exhibit  A  hereto and any Subordinated Creditors from time to time added to this Agreement (the  “Subordinated Creditors”), STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, a Florida corporation (“Borrower”), STANDARD PREMIUM FINANCE HOLDINGS, INC., a Florida corporation (“Holdings”; Borrower and Holdings are each a “Credit Party” and are sometimes collectively referred to as the “Credit Parties”) and FIRST HORIZON BANK (“Senior Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings and Senior Lender have entered into that certain Loan Agreement, dated of even date herewith (as amended, restated, amended and restated or otherwise modified from time to time, the “Loan Agreement”) and Holdings has executed a Guaranty Agreement of even date herewith (the “Guaranty”) guaranteeing the obligations of Borrower to Senior Lender under the Loan Agreement;

WHEREAS, as a condition precedent to entering into the Loan Agreement and extending the credit thereunder from time to time, the Senior Lender requires that the Subordinated Creditors duly execute this Agreement to subordinate any and all obligations or liabilities owed to them from time to time by the Credit Parties to any and all obligations and liabilities owed by the Credit Parties from time to time to the Senior Lender under the Loan  Agreement and any and all documents related thereto;

WHEREAS, each Subordinated Creditor by signing a counterpart signature page to this Agreement hereby irrevocably and unconditionally subordinates, on the terms and conditions set forth herein, all obligations and liabilities owed to it by any Credit Party to the obligations and liabilities owed by any Credit Party to the Senior Lender;

THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subordinated Creditors hereby agree as follows:

1.

Definitions and Interpretation. Capitalized terms not otherwise defined herein are being used herein as defined in the Loan Agreement. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute or similar statute (including any similar state statute) and all rules and regulations promulgated thereunder.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Distribution” means, with respect to any ownership interest constituting reorganization securities or any indebtedness or other debt obligations or any Lien, (a) any payment, receipt, distribution or consideration received on account of, or any satisfaction of, such indebtedness, ownership interest constituting reorganization securities, obligation or Lien, which shall include, without limitation, any cash, securities or other property, any satisfaction by set-off, recoupment, credit bid or otherwise and any payment, distribution or consideration exchanged on account of any collateral (including proceeds thereof) securing or purporting to secure the same, (b) any redemption, purchase or other acquisition of such indebtedness, ownership interest constituting reorganization securities or obligations by any Person or (c) the granting or exchange of any Lien to or for the benefit of the holders of or lenders with respect to such indebtedness, ownership interest, obligation or Lien in or upon any property of any Person (including, for the avoidance of doubt, Liens granted at any time for the benefit of the Subordinated Creditors).

“Enforcement Action” means (a) to take from or for the account of any Credit Party, by set-off, recoupment or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party (it is acknowledged and agreed that the receipt and retention of Permitted Payments not in contravention of the terms of this Agreement shall not be deemed to be prohibited by this clause (a)), (b) to sue for payment of all or any portion of the Subordinated Debt, or to initiate or participate with others in any suit, action or proceeding against any Credit Party or its property to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt, (ii) commence, participate with others in commencing or join a Proceeding or (iii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt or applicable law with respect to all or any portion of the Subordinated Debt,

(c) to accelerate the Subordinated Debt, (d) to exercise any put option or cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document (including in respect of any put option) or (e) to take any action under (which shall be deemed to include those in furtherance of or preparation of taking any of the following actions) the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell, lease, transfer, allocate or otherwise dispose of any Collateral or any other property or assets of any Credit Party whether now owned or hereafter acquired, which shall be deemed to include, without limitation, (i) the preparation for or institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the Uniform Commercial Code, (ii) the exercise of any right or remedy provided to a secured creditor under the Subordinated Debt Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Credit Party or the taking of any action or the exercise of any right or remedy in respect of recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in any Proceeding or otherwise, including the making of any credit bid and the acceptance of Collateral in full or partial satisfaction of a Lien or any obligations secured by a Lien,

(iii) the sale, assignment, transfer, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale or any other means, (iv) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral, (v) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or disposing of, all or a portion of the

Collateral, and/or (vi) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any equity interests composing a portion of the Collateral) whether under the Subordinated Debt Documents, under applicable law of any jurisdiction, in equity, in an Proceeding, or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, trust, assignment for security, security interest, lien (whether statutory or otherwise), claim or encumbrance, or other security agreement or preferential arrangement in the nature of a security interest held in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement.

“Loan Agreement” has the meaning set forth in the Recitals to this Agreement.

“Paid in Full” or “Payment in Full” means, when used in connection with the Senior Debt, shall mean the occurrence of all of the following, subject to the operation of the reinstatement provisions of Section 19 below: (i) termination in writing or expiration of all commitments to extend credit that would constitute part of the Senior Debt, (ii) payment in full in cash of all of the Senior Debt that is outstanding, and (iii) the taking of steps or other provisions acceptable to Senior Lender with respect to any contingent claims that constitute Senior Debt. None of the Senior Debt shall be deemed Paid in Full to the extent refinanced or substantially contemporaneously replaced pursuant to a permitted refinancing.

“Post-Petition Interest” means interest accruing in respect of the Senior Debt after the commencement of any Proceeding by or against any Credit Party, at the rate applicable to such Senior Debt pursuant to the Senior Loan Agreement, whether or not such interest is allowed or allowable as a claim enforceable against such Credit Party in a Proceeding under the Bankruptcy Code, and any other interest that would have accrued but for commencement of such Proceeding.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person or its assets.

“Senior Debt” means all loans, advances, liabilities, obligations, debit balances, covenants and duties at any time owed by Credit Parties to Senior Lender, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation, any debt, liability or obligation owing from either Credit Party to others which Senior Lender may have obtained by assignment, pledge, purchase or otherwise, together with all interest, fees, charges, expenses or attorneys' fees for which either Credit Party is now or hereafter become liable to pay to Senior Lender under any agreement or by law and all liabilities at any time owing under any loan agreement or note(s) executed pursuant thereto, including, but not limited to, the Senior Debt Documents and any Post-Petition Interest.

“Senior Debt Documents” means the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) and any other document evidencing or otherwise governing any extension of debt by Senior Lender to any Credit Party from time to time, in each case, as amended, restated, amended and restated or otherwise modified from time to time.

“Subordinated Debt” means any and all indebtedness owing pursuant to the Subordinated Notes and all extensions, increases, renewals and modifications thereof and any and all other indebtedness of any Credit Party owed to any Subordinated Creditor now existing or hereafter incurred and howsoever arising, whether absolute or contingent, liquidated or unliquidated, and whether any Credit Party may be liable to Subordinated Creditors individually or jointly with others, as principal, as surety, or as guarantor, including, without limitation, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any amendments, modifications, refinancings, replacements, renewals or extensions thereof.

“Subordinated Debt Documents” means each Subordinated Note and any documents or instruments related to Subordinated Debt.

“Subordinated Notes” means, collectively, the promissory notes issued by the Borrower and/or Holdings to the Subordinated Creditors and each, a “Subordinated Note”, as amended, restated, extended, or otherwise modified from time to time in accordance with this Agreement.

2.

Subordination of Subordinated Debt. Each Subordinated Creditor hereby unconditionally and irrevocably covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents or otherwise, that the payment of any and all of the

Subordinated Debt shall be subordinate and subject in right and time of payment to the Payment in Full of all Senior Debt. Furthermore, each Subordinated Creditor agrees, represents and warrants that it does not have and will not acquire (or cause to be acquired) or otherwise permit to exist (whether directly or through and agent or trustee), prior to Payment in Full of all Senior Debt, any Lien against any Credit Party, any Credit Party’s subsidiary and/or any Credit Party’s or its Subsidiary’s property of any kind for purposes of securing or purporting to secure any or all of the Subordinated Debt, provided that, if notwithstanding this Section 2, the Subordinated Creditors (prior to the Payment in Full of all Senior Debt) acquire (or cause to be acquired) or permit to exist any Lien on or against any Credit Party and/or its property (of any kind), then (x) each such Lien shall be promptly released, discharged and terminated of record and (y) until so released, discharged and/or terminated, each Credit Party hereto covenants and agrees, and each Subordinated Creditor by its acceptance of the benefits under Subordinated Debt Documents (whether upon original issue, upon transfer or assignment or otherwise) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents or otherwise that each and every now or hereafter obtained Lien of Senior Lender in any Collateral shall automatically (and without any further action) be senior, regardless of time, order, lack, defect or method of perfection or any other circumstance, to each and every now or hereafter obtained Lien of any of the Subordinated Creditors in the Collateral.

3.

Subordinated Debt Payment Restrictions. Notwithstanding the terms of the Subordinated Debt Documents, (1) each Credit Party hereby agrees that it may not make, directly or indirectly, and each Subordinated Creditor hereby agrees that it will not accept, effect, take or receive any Distribution on account of any Subordinated Debt, and (2) further, no Credit Party will segregate or hold in trust money for any such Distribution, in each case, until the Senior Debt has been Paid in Full, other than scheduled interest payment owed by any Credit Party to a Subordinated Creditor pursuant to the Subordinated Notes as in effect on the date hereof and principal payments permitted under Section 7.8 the Loan Agreement (“Permitted Payments”); provided that each Credit Party and each Subordinated Creditor further agrees that no Permitted Payment may be made by any Credit Party or accepted by any Subordinated Creditor if, at the time of such payment (both before and after giving effect to any such payment):

(i)

a Default or an Event of Default has occurred or is continuing under the Loan Agreement or any Loan Document or would result from any such Permitted Payment;

(ii)

the Credit Parties are not or will not be in compliance with any financial covenants set forth in the Loan Agreement both before and after giving effect to such Permitted Payment; and

(iii)

the Senior Lender has delivered notice to the Borrower, Holdings, or any Subordinated Creditor stating that no further Permitted Payments shall be made by any Credit Party and/or received by any Subordinated Creditor for any reason (whether or not a Default or an Event of Default has occurred or is continuing).

4.

Permanent Standstill. Until the Senior Debt has been Paid in Full, no Subordinated Creditor or any representative of a Subordinated Creditor shall, without the prior express written consent of Senior Lender, take any Enforcement Action with respect to the Subordinated Debt.

5.

Turnover. If any Distribution on account of the Subordinated Debt not permitted to be made by any Credit Party, or not permitted to be accepted, collected or otherwise obtained by a Subordinated Creditor, under this Agreement is made and received by or for the benefit of such Subordinated Creditor, such Distribution shall not be commingled with any assets of any Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Senior Lender and shall be promptly (and in any event within three (3) Business Days) paid over to Senior Lender in precisely the form received (except for necessary endorsements to Senior Lender) for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full. If, prior to the Payment in Full of all Senior Debt, any Subordinated Creditor receives, collects or otherwise obtains any Distribution as a result of any Enforcement Action taken by or on behalf of any Subordinated Creditor, such Distribution shall be held in trust by such Subordinated Creditor for the benefit of Senior Lender and shall be promptly paid over to Senior Lender for application (in accordance with the Loan Agreement) to the payment of the Senior Debt then remaining unpaid.

6.

Sale, Transfer or other Disposition of Subordinated Debt. Until the Senior Debt is Paid in Full, no Subordinated Creditor shall sell, assign, transfer, or endorse Subordinated Debt to any person or entity without the prior written consent of Senior Lender; provided, however, that the foregoing shall not be deemed to prohibit: (a) a transfer that occurs automatically due to operation of law (i.e., transfer by will or intestate succession in the event of the death of a Subordinated Creditor; court appointment of a guardian; etc.); or (b) a transfer to another transferee that acknowledges and agrees to the terms and conditions of this Subordination Agreement, so long as, in each of case (a) and (b), the following conditions are satisfied: (i) unless occurring by operation of law, the transfer is evidenced by a written agreement of transfer, pursuant to which the transferee acknowledges the terms and conditions of this Agreement; (ii) if occurring by operation of law, the transferee provides the Credit Parties and the Senior Lender with a copy of the documentation supporting such transfer by operation of law (i.e., will, guardianship paperwork, etc.); (iii) the transferee executes and delivers a counterpart signature to this Agreement, as required of any new subordinate creditor under the terms of the Senior Debt Documents; (iv) the Credit Parties give prompt notice of any such transfer or assignment to Senior Lender, and include the details of any such transfers on the quarterly compliance certificate next delivered to Senior Lender pursuant to the Senior Debt Documents; and (v) the Credit Parties and/or applicable Subordinate Creditor and/or transferee provide such other documentation as Senior Lender reasonably requests to confirm all of the foregoing.  Notwithstanding the failure of a Subordinated Creditor or any transferee to comply with any of the foregoing requirements, the Credit Parties and the Subordinated Creditors acknowledge and agree, on behalf of themselves and their respective heirs, personal representatives, successors, and assigns, that any transfer of the Subordinated Debt shall in all cases be automatically subject to the terms and conditions of this Agreement.

7.

Legends. Until the termination of this Agreement in accordance with its terms, each Subordinated Creditor will cause to be inserted on any Subordinated Note and Subordinated Debt Document issued after the date hereof and on any amendment or extension documentation executed after the date hereof with respect to any Subordinated Note in existence on the date hereof, the following legend:

ARTICLE TWELVE:

“THIS INSTRUMENT, AS WELL AS THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED TO THE EXTENT AND IN THE MANNER SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, SUPPLEMENTED, RESTATED, REPLACED, REFINANCED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”) DATED AS OF ______________, 2021 BY AND AMONG FIRST HORIZON BANK, AS SENIOR LENDER, THE SUBORDINATED CREDITORS (AS DEFINED THEREIN), STANDARD PREMIUM FINANCE HOLDINGS, INC., AND STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION, AND EACH HOLDER OF OR CREDITOR WITH RESPECT TO THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

ARTICLE THIRTEEN:

8.

No Contest. Each Subordinated Creditor agrees that it will not directly or indirectly (and hereby waives any right to) at any time initiate, prosecute, join with or encourage any other Person to initiate or prosecute, participate in any action or proceeding (including a Proceeding) to challenge or otherwise contest the validity, perfection, priority, characterization or enforceability of any of the Senior Debt, this Agreement, the Senior Debt Documents, or any of the Liens (or any rights arising under applicable law on account of such Liens) of the Senior Lender in any of the Collateral securing, or purporting to secure, all or any portion of the Senior Debt.

9.

Subordination of Liens and Related Matters.

(a)

Without limiting the operation of Section 2, each and every Lien (in each case, whether now or hereafter obtained, including any judgment lien and any Lien obtained before, during or after the commencement of any Proceeding) securing or purporting to secure all or any of the Subordinated Debt shall in each case be (automatically and without any further action), and hereby are, subordinated for all purposes and in all respects to each and every Lien (in each case, whether now or hereafter obtained, including any judgment lien and any Lien obtained before, during or after the commencement of any Proceeding) held by or on behalf of, or created for the benefit of, Senior Lender or any agent or trustee for any of them that secures or purports to secure the Senior Debt. In furtherance of the foregoing, any Lien with respect to the Collateral securing any Senior Debt now or hereafter held by or on behalf of, or created for the benefit of, Senior Lender or any agent or trustee for Senior Lender or any of the Senior Debt shall be senior in all respects and prior to each and every Lien with respect to any Collateral now or hereafter held by or on behalf of, or created for the benefit of, any Subordinated Creditor or any agent  or trustee  for any of them or any of the Subordinated Debt. It being understood that the Subordinated Creditor shall take immediate action to terminate all Liens as set forth in Section 2.

(b)

The priority of the Liens securing the Senior Debt, the subordination of any Liens securing the Subordinated Debt and the rights and obligations of the parties under this Agreement, in each case, shall remain in full force and effect irrespective of (i) how any Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, judgment or otherwise), (ii) the time, manner, or order of the grant, attachment, filing, recordation, or perfection of any Lien, (iii) any conflicting provision of the Uniform Commercial Code or other applicable law, (iv) any defect or deficiencies in, or non-perfection (including any failure to perfect or lapse in perfection), setting aside, re-characterization, or avoidance of, any Lien or any or all of the Senior Debt Documents or Subordinated Debt Documents, (v) the modification, subordination or re-characterization of all or any portion of the Senior Debt or Subordinated Debt, (vi) the modification of a Senior Debt Document or the modification of a Subordinated Debt Document, (vii) the subordination of a Lien on Collateral securing any Senior Debt to a Lien securing another obligation of a Credit Party or other Person, (viii) the exchange of a Lien in any Collateral for a Lien in other Collateral in connection with any Proceeding, (ix) the commencement of any Proceeding, or (x) any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Credit Party in respect of any Senior Debt or any Subordinated Debt or any holder of or lender or other creditor with respect to such obligations (other than the Payment in Full or payment in full (as applicable) of any such obligations) and notwithstanding any conflicting terms or conditions that may be contained in any of the Senior Debt Documents or the Subordinated Debt Documents (as applicable).

(c)

In furtherance of the foregoing, the Subordinated Creditors agree that the Senior Lender shall have the right to require that its Lien in the Collateral be evidenced as a first priority perfected Lien as reflected in the order of recorded financing statements, mortgages and other instruments on record against the Credit Parties (or any of them) and that the Subordinated Creditors position remain unsecured. In order to achieve and reflect of record the Lien priorities set forth above and the Subordinated Creditor’s unsecured position, upon Senior Lender’s request, the Subordinated Creditors will promptly deliver to Senior Lender such financing statement terminations, mortgage terminations and other terminations of Liens of record to permit the Senior Lender to file its financing statements, mortgages and other documents of record prior to filing and recording of such documents by the Subordinated Creditors and to reflect the Subordinated Creditors’ unsecured position. Neither the failure of Senior Lender to require any of the foregoing deliveries nor the failure or refusal of any of the Subordinated Creditors to deliver the same shall alter or otherwise affect the agreements set forth in this Section 9.

10.

Relationship of Parties. Senior Lender will have no liability to any Subordinated Creditor for (and the Subordinated Creditors waive any claim arising from) any action or inaction by Senior Lender with respect to any Senior Debt Document, any Senior Debt or any Collateral, including, without limitation, each of the following: (i) the maintenance, preservation or collection of the Senior Debt or any of the Collateral, (ii) any forbearance from exercising any remedies, (iii) the foreclosure upon, the sale, liquidation, maintenance, preservation, or other disposition of or the taking of any other action in respect of, all or any portion of the Collateral taken in accordance with this Agreement, including any such action or inaction that results in a default or event of default under any of the Subordinated Debt Documents and (iv) the failure to foreclose upon, sell, liquidate, maintain, preserve, or dispose of or take any other action in respect of all or any portion of the Collateral or the failure to prevent any of the foregoing. Senior Lender will not have by reason of this Agreement any fiduciary relationship with any Subordinated Creditor. The parties recognize that the interests of the Senior Lender and the Subordinated Creditors may differ, and subject to the other terms of this Agreement, Senior Lender may act in its own interest without taking into account the interests of any Subordinated Creditor. Whether or not any Proceeding has been commenced by or against any Credit Party or its assets, Senior Lender shall have the exclusive right to take or forbear in taking any action with respect to the Collateral without any consultation with or the consent of any Subordinated Creditor. In connection with any

Enforcement Action, Senior Lender may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole and absolute discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to dispose of Collateral, to incur expenses in connection with such disposition, and to exercise all the rights and remedies of a secured creditor (in the case of the Senior Lender) or of an unsecured creditor (in the case of any Subordinated Creditor), in each case, under applicable law.

11.

Insolvency Proceeding. Each Subordinated Creditor hereby agrees not to oppose any motion filed or supported by Senior Lender (or its representatives), for relief from stay or for adequate protection in respect of any Senior Debt or any Collateral and not to oppose any motion supported by, or not objected to by, Senior Lender (or its representatives) for any Credit Party’s use of cash collateral or post-petition borrowing from Senior Lender or any third-party in connection with any Proceeding or for any proposed sale or other disposition of an Credit Party’s assets pursuant to Section 363 of the Bankruptcy Code or pursuant to a plan of reorganization, plan of liquidation or similar dispositive plan. Each Subordinated Creditor hereby agrees not object to, oppose, support any objection, or take any other action to impede, the right of Senior Lender to make an election under Section 1111(b)(2) of the Bankruptcy Code. Further, each Subordinated Creditor waives any claim it may hereafter have against Senior Lender arising out of the election of the application of Section 1111(b)(2) of the Bankruptcy Code. The Subordinated Creditors agree that they will not, directly or indirectly, assert or support the assertion of, and hereby waive any right that they may have to assert or support the assertion of any claim under Section 506(c) or the “equities of the case” exception of Section 552(b) of the Bankruptcy Code as against Senior Lender or with respect to any of the Collateral.

12.

Power of Attorney. Each Subordinated Creditor hereby irrevocably (i) appoints Senior Lender its attorney-in-fact, with full power of substitution and with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument for purposes of carrying out the terms of this Agreement and (ii) authorizes Senior Lender to file any Uniform Commercial Code termination statement, release or amendment required to be delivered pursuant to this Agreement (including as needed to effectuate Section 2).

13.

Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of Senior Lender, agree to any amendment, modification or supplement to or waiver of the performance of any provision in the Subordinated Debt Documents.

14.

Representations and Warranties of Subordinated Creditors. Each Subordinated Creditor hereby severally represents and warrants to Senior Lender, as to itself, that as of the date hereof: (a) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by such Subordinated Creditor will not require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (d) such Subordinated Creditor is the sole owner, beneficially and of record, of all of the Subordinated Debt that is described  as  being  issued  to  such  Subordinated  Creditor  under  the  Subordinated  Debt  Documents;

(e) subject to Section 2 above, no Lien secures the repayment or performance of the obligations in respect of any of the Subordinated Debt that is not junior and subordinate both of record and pursuant to this

Agreement to each and every Lien (in the case of the record only, currently and in the case of this Agreement, now or hereafter) securing the repayment or performance of the obligations in respect of the Senior Debt and (f) each Subordinated Creditor has received a copy of the Loan Agreement and has reviewed it carefully with the assistance of counsel and agrees to its terms and conditions in all respects.

15.

Notices. Any notice required hereunder shall be in writing and shall be effective when sent with sufficient postage by certified mail, return receipt requested to Senior Lender at the address set forth in the Loan Agreement and to each Subordinated Creditor at the addresses identified upon Exhibit A hereto opposite such Subordinated Creditor’s name.

16.

Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Lender hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Loan Agreement or the other Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Lender, from time to time, concurrently or independently and as often and in such order as Senior Lender may deem expedient. Any failure or delay on the part of Senior Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Senior Lender thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Senior Lender hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

17.

Modification. No amendment, waiver or modification of this Agreement shall be effective unless such amendment or modification is in writing and signed by Senior Lender and each Subordinated Creditor.

18.

Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lender, Subordinated Creditors, and each Credit Party. To the extent permitted under the Senior Debt Documents, Senior Lender may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third-party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. Each Subordinated Creditor agrees that any party that consummates a refinancing of the Senior Debt may rely on and enforce this Agreement. Each Subordinated

Creditor further agrees that it will, at any reasonable request of Senior Lender, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates a permitted refinancing; provided that the failure or refusal of such Subordinated Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement.

19.

Further Assurance. In order to carry, out the terms and intent of this Agreement, each Subordinated Creditor will perform all acts necessary and appropriate to preserve for Senior Lender the benefits of this Agreement and will execute all documents or agreements that Senior Lender may request for that purpose.

20.

Severability. If any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

21.

Continuation of Subordination; Termination of Agreement. This Agreement and the obligations of Subordinated Creditors hereunder shall remain in full force and effect until the Payment in Full of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any Distribution in respect of any of the Senior Debt is rescinded or must otherwise be returned by Senior Lender (or any representative thereof) upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such Distribution had not been made, and any Distribution received or effected by or for the benefit of such Subordinated Creditor with respect to the Subordinated Debt shall be subject to Section 5.

22.

No Third Party Beneficiaries. This Agreement is for the sole benefit of the Subordinated Creditors and Senior Lender. Except as set forth in Section 18, there are no third-party beneficiaries.

23.

Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding with respect to any Credit Party or its assets:

(1)

All Senior Debt shall first be Paid in Full before any Distribution shall be made on account of any Subordinated Debt.

(2)

Any Distribution that would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Debt Documents) until all Senior Debt has been Paid in Full. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Lender (to be held and/or applied by Senior Lender in accordance with the terms of the Senior Debt Documents) until all Senior Debt has been Paid in Full. Each Subordinated Creditor also irrevocably authorizes and empowers Senior Lender, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions, which Distributions shall be applied by Senior Lender in accordance with the terms of the Senior Debt Documents until all Senior Debt has been Paid in Full.

(3)

Senior Lender may request any Subordinated Creditor to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt held by such Subordinated Creditor in connection with any such Proceeding.

(4)

Each Subordinated Creditor hereby irrevocably authorizes, empowers and appoints Senior Lender as its agent and attorney in fact to execute, verify, deliver and file (but not vote) proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to ten

(10) days before the expiration of the time to file any such proof of claim; provided that Senior Lender shall not have any obligation to execute, verify, deliver and/or file any such proof of claim. The holders of or lenders with respect to Subordinated Debt shall nevertheless retain all rights to enforce and to vote all proofs of claim and otherwise to act in any Proceeding in their capacity as such holders and lenders, as the case may be, of Subordinated Debt (including the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation and to file motions, objections and pleadings) to the fullest extent provided by applicable law, except as would be in contravention of the other terms of this Agreement.

(5)  The Senior Debt shall continue to be treated as Senior Debt, and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lender and Subordinated Creditors, even if all or part of the Senior Debt or the Liens now or hereafter securing or purporting secure any or all of the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder or lender of Senior Debt or any representative of such holder or lender.

24.

Subordination Agreement. This Agreement is intended to be a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. This Agreement shall be applicable both before and after the commencement of any Proceeding and all converted or succeeding cases in respect thereof. The relative rights of parties in or to any Distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Proceeding.

25.

Governing Law. This Agreement shall be governed by the laws of the State of Florida.

26.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

27.

Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of Florida sitting in Broward County, and of the United States District Court of the Southern District of Florida, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Florida State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Senior Lender may otherwise have to bring any action or proceeding relating to the enforcement of its security interests in any collateral securing the Senior Debt against the Subordinated Creditors or any Credit Party or any of their respective properties in the courts of any applicable jurisdiction in which such collateral is located. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 15 and in the Loan Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

28.

Miscellaneous. This Agreement may be executed in counterpart, no one copy of which need be executed by all of the parties hereto. When counterpart copies have been executed by all of the parties hereto, all counterpart copies together shall constitute one agreement and shall be a valid and binding contract among the parties as of the date first written above. Execution may be evidenced by facsimile, PDF, tif file, electronic copy, or email scanned transmission of duly executed counterparts of the Agreement and transmission of the executed copy shall constitute delivery of the document for the purposes of this Agreement. The parties covenant to exchange and deliver originally executed counterparts as soon as practicable after any delivery by facsimile or email scanned transmission when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

29.

Specific Performance. Senior Lender may demand specific performance of this

Agreement, and each of the Subordinated Creditors waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by Senior Lender.

30.

Additional Subordinated Debt. For any additional debt of any Credit Party to a creditor that arises after the date hereof in accordance with Section 6.29 of the Loan Agreement, the applicable Credit Party shall comply with and cause any new creditor to comply with Section 6.29 of the Loan Agreement with respect to such debt and shall cause such debt to meet the requirements of Subordinated Debt under the Loan Agreement, including, but not limited to, causing such creditor to become a party to this Agreement by execution of a signature page to be attached to this Agreement effective as of the date of such creditor’s Subordinated Debt Documents.

31.

Additional Subordination. Each Subordinated Creditor represents and warrants that it has not heretofore given any subordination in respect of the Subordinated Debt except to Woodforest National Bank, which subordination agreement with Woodforest National Bank is being terminated concurrently herewith. No Subordinated Creditor shall hereafter give any subordination in respect of the Subordinated Debt, convert any or all of the Subordinated Debt to capital stock or other securities of either Credit Party, or transfer or assign any of the Subordinated Debt to any person other than Senior Lender.

32.

Statement of Account. Each Subordinated Creditor and each Credit Party agree to render to Senior Lender from time to time upon Senior Lender's request therefor a statement of each Credit Party’s account with each Subordinated Creditor and to afford Senior Lender access to the books and records of each Subordinated Creditor and of each Credit Party in order that Senior Lender may make a full examination of the state of accounts of each Credit Party with each Subordinated Creditor.

33.

Extensions of Subordinated Debt. Notwithstanding anything in the Subordinated Debt Documents to the contrary, no Subordinated Debt shall mature prior to the Payment in Full of the Senior Debt unless repaid and replaced in accordance with Sections 6.29 and 7.8 of the Loan Agreement. Each Subordinated Creditor agrees that any Subordinated Note held by such Subordinated Creditor with a maturity date prior to the Termination Date set forth in the Loan Agreement shall be extended and mature on the next anniversary of the applicable Subordinated Note following the Termination Date.

[Signature pages follow]

IN WITNESS WHEREOF, the Borrower, Holdings, Senior Lender, and the Subordinated Creditors have caused this Agreement to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION

By: /s/ William J. Koppelmann
Name: William Koppelmann

Title: President and CEO

BORROWER

FIRST HORIZON BANK

By: /s/ Henry Sosa
Name: Henry Sosa

Title: Senior Vice President

SENIOR LENDER

STANDARD PREMIUM FINANCE HOLDINGS, INC.

By: /s/ William J. Koppelmann
Name: William Koppelmann

Title: President and CEO

HOLDINGS

[Subordinated Creditor Signature Pages Follow]

EXHIBIT “I”
TO
LOAN AGREEMENT

Subordinated Debt Listing

“SPF” means Standard Premium Finance Management Corporation

“SPH” means Standard Premium Finance Holdings, Inc.

Creditor	Debtor	Note #	Note Amount
Agneta Zelman	SPF	1023	$100,000
Richard Marah & Joyce Marah	SPF	2025	$20,000
George Anthony Malvestuto	SPF	2028	$28,849
Entrust Group for the benefit of James A. Wall IRA	SPF	2042	$133,000
PENSCO TRUST COMPANY for the benefit of Viola Garig	SPF	2050	$207,300
George Anthony Malvestuto	SPF	2053	$80,680
Dorothy Lanci, Trustee of the Peter Lanci, Jr. Revocable Trust of 1996	SPF	2064	$64,576
Donald J. Nimphius & Marian Cole (JTWROS)	SPF	2082	$197,650
Edward Jevec	SPF	2085	$10,000
Entrust Administration Trust, for the benefit of Richard Marah IRA	SPF	2087	$20,000
Joseph A. Mastro	SPF	2089	$450,000
Anna M. Mauch	SPF	2090	$15,000
PENSCO Trust Company, Custodian for the benefit of Ana Maria Green IRA	SPF	2104	$35,000
Martin P. Jester	SPF	2105	$100,000
Lauri J. Baddour	SPF	2110	$67,407
Frank E. Lauer and Jean G. Lauer Co-Trustees of the Lauer Revocable Trust dated 6/20/2012	SPF	2117	$150,000
Maralee G. Orihuela or Renne L. Babbitt (JTWROS)	SPF	2123	$155,000
Kenneth C. Williamson and Rosemary W. Williamson	SPF	2130	$25,000
Barbara C. Sopher & John D. Sopher	SPF	2133	$45,000
Frank E. Lauer and Jean G. Lauer Co-Trustees of the Lauer Revocable Trust dated 6/20/2012	SPF	2134	$100,000
___________, Trustee of the Carey J. Miller & Doris M. Miller Living Trust	SPF	2136	$32,000
Entrust Administration Trust, for the benefit of William J. Koppelmann IRA	SPF	2139	$72,000
Lazara Rivas	SPF	2142	$58,983

Christy Dunham & Dana Dunham (JTWROS)	SPF	2144	$80,000
Alfonso Devivo	SPF	2146	$105,000
William Koppelmann & Gloria Koppelmann	SPF	2147	$10,000
Larry C. Megill	SPF	2150	$29,375
Frank E. Lauer and Jean G. Lauer Co-Trustees of the Lauer Revocable Trust dated 6/20/2012	SPF	2151	$50,000
Christy Dunham & Dana Dunham (JTWROS)	SPF	2153	$13,500
Lincoln Dunham & Dana Dunham (JTWROS)	SPF	2154	$10,000
Wanda Lajara	SPF	2155	$12,500
Entrust Administrative Trust, for the benefit of James T. Harvey IRA	SPF	2156	$65,000
Walter F. Feist & Roger C. Feist (JTWROS)	SPF	2157	$75,000
Jack M. Dunham & Dana Dunham (JTWROS)	SPF	2158	$10,000
Lauren Dunham & Dana Dunham (JTWROS)	SPF	2159	$13,000
Frank E. Lauer and Jean G. Lauer Co-Trustees of the Lauer Revocable Trust dated 6/20/2012	SPF	2160	$75,000
Frank E. Lauer and Jean G. Lauer Co-Trustees of the Lauer Revocable Trust dated 6/20/2012	SPF	2172	$75,000
Entrust Administration Trust, for the benefit of William J. Koppelmann IRA	SPF	2174	$25,000
Alfonso Devivo	SPF	2178	$88,750
Frank E. Lauer and Jean G. Lauer Co-Trustees of the Lauer Revocable Trust dated 6/20/2012	SPF	2179	$350,000
Ira Goldberg & Elizabeth Goldberg	SPF	2181	$11,000
Entrust Administration Trust for the benefit of Robb Galiano IRA	SPF	2182	$56,000
Gregory Carey	SPF	2183	$181,301
Desmond Verstraate & Vance Young (JTWROS)	SPF	2187	$150,000
Ulinda Verstratte	SPF	2188	$10,000
Donna Dutton, Trustee of the Donna Dutton Living Revocable Trust dated 4/16/10	SPF	2189	$60,000
Melissa Soto & Teresita Y.Reselosa	SPF	2192	$301,299
PENSCO Trust Company, Custodian for the benefit of Harold Mongiardini IRA	SPF	2193	$18,506
PENSCO Trust Company, Custodian for the benefit of Elizabeth Mongiardini IRA	SPF	2194	$137,978
PENSCO Trust Company, Custodian for the benefit of Elizabeth Mongiardini IRA	SPF	2195	$186,376
Mavis B. Basquiat & Marie Charlaine Vielot (JTWROS)	SPF	2196	$40,000
Robert F. Mattucci	SPF	2197	$90,000
Karen Weston	SPF	2198	$325,000
William Koppelmann	SPF	2200	$120,000
John Mayer	SPF	2201	$150,000
Lauri J. Baddour	SPF	2202	$200,000

PENSCO Trust Company for the benefit of Anthony Tappin IRA	SPF	2203	$70,000
Lazara Rivas	SPF	2204	$100,000
Pacific Premier Trust, Custodian for the benefit of Gene Mongiardini IRA	SPF	2205	$101,434
Claudia M. Hoechner	SPF	2209	$50,000
Manuel Chamizo & Victoria Chamizo (JTWROS)	SPF	2210	$20,000
Lazara Rivas & Viviana Rojas (JTWROS)	SPF	2213	$10,000
Victoria Chamizo	SPF	2215	$50,000
The Entrust Group, for the benefit of Robert Frank Mattucci IRA	SPF	2217	$30,000
Edmond Baddour and Lauri Baddour (JTWROS)	SPF	2218	$100,000
Randy Garner	SPF	2219	$85,000
Marie Charlaine Vielot & Mavis B. Basquit (JTWROS)	SPF	2220	$30,000
Maralee G. Orihuela or Renne Babbitt (JTWROS)	SPF	2223	$25,000
Joseph A. Mastro	SPF	2224	$50,000
Ramon Mejido & Mayra Mejido (JTWROS)	SPF	2226	$10,000
Claudia M. Hoechner	SPF	2227	$204,000
Robert L. Duvall	SPF	2228	$50,000
Margaret Ruiz	SPF	2230	$10,000
Toni A. Dahrouge	SPF	2234	$70,000
Manuel Chamizo & Victoria Chamizo (JTWROS)	SPF	2235	$100,000
PENSCO Trust Company, Custodian for the benefit of MaryLea Boatwright IRA	SPF	2236	$50,000
PENSCO Trust Company, Custodian for the benefit of MaryLea Boatwright IRA	SPF	2237	$60,000
PENSCO Trust Company, Custodian for the benefit of MaryLea Boatwright IRA	SPF	2238	$168,000
The Entrust Group, for the benefit of MaryLea Boatwright IRA	SPF	2239	$92,000
The Entrust Group, for the benefit of MaryLea Boatwright IRA	SPF	2240	$350,000
Richard J. Ray	SPF	2241	$35,000
Frank E. Lauer and Jean G. Lauer Co-Trustees of the Lauer Revocable Trust dated 6/20/2012	SPF	2242	$100,000
Manuel Chamizo & Victoria Chamizo (JTWROS)	SPF	2243	$50,000
Manuel Chamizo & Victoria Chamizo (JTWROS)	SPF	2244	$50,000
Marie Charlaine Vielot & Mavis B. Basquit (JTWROS)	SPF	2245	$10,000
Carl Christian Hoechner	SPF	2246	$27,000
Maria Virginia Krogol	SPF	2248	$50,000
Brian Krogol	SPF	2249	$50,000
Manuel Chamizo & Victoria Chamizo (JTWROS)	SPF	2250	$100,000
Marylea Boatwright-Quinn	SPH	2412	$480,000

Total	$8,129,464

EXHIBIT “J”
TO
LOAN AGREEMENT

Form of Notice to Insurers

NOTIFICATION OF ASSIGNMENT OF INTEREST IN
UNEARNED PREMIUM

_____________, 2021

CERTIFIED MAIL - NO.  ____________

RETURN RECEIPT REQUESTED

___________________Insurance Company

__________________________________

CERTIFIED MAIL - NO.  ____________

RETURN RECEIPT REQUESTED

_______________ Insurance Company

RE:

Notification of Assignment of Interest in Unearned Premium

Ladies and Gentlemen:

Standard Premium Finance Management Corporation ("SPFM") is a Florida corporation engaged in the financing of premiums for property and casualty insurance issued by various insurance companies identified on Exhibit "A" hereto (the "Insurance Companies").

Presently, SPFM finances premiums for policies sold by one or more of the Insurance Companies.

Pursuant to the form premium finance agreements ("PFA") used by SPFM, until SPFM has  been paid the full amount owing under the PFA, the borrower/policyholder grants to SPFM a security interest in, and assigns to SPFM all unearned premiums which may become payable under any policy or policies financed under the PFA.

Pursuant to certain Security Agreements between SPFM and First Horizon Bank (the "Bank"), SPFM pledges and assigns to the Bank, and grants Bank a continuing security interest in, the amount of unearned premium at any time owed to a borrower/policyholder under a PFA.  The rights to payments of unearned premium assigned by SPFM to the Bank relate to amounts owing to a borrower/policyholder under a cancelled or terminated policy of insurance whether such payment is owed by an insurance company  or by the insurance guaranty fund of any state.

This NOTICE is to provide you written notice (1) of the assignment by the borrower/ policyholder to SPFM of his or her rights to payment of unearned premium owing under a policy financed by SPFM, and (2) of the assignment by SPFM to the Bank of SPFM’s rights to payment of unearned premium owing SPFM pursuant to the PFA.

Please indicate your receipt of this NOTICE by signing in the appropriate place below and returning the original to us for our files.  You should keep a copy for your files as well.  Thank you.

DATED as of this the 3rd day of February, 2021.

STANDARD PREMIUM FINANCE MANAGEMENT CORPORATION

By:

Name:

Title:

THIS NOTICE OF ASSIGNMENT OF UNEARNED PREMIUM RECEIVED:

[Insert name of Insurance Company]

By:________________________________

Name:_____________________________

Title:_______________________________

Exhibit A to Insurance Company Notice

[Insert list of insurance companies]